UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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HOLOGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOLOGIC, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MARCH 5, 2013

TO THE STOCKHOLDERS OF HOLOGIC, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Hologic, Inc., a Delaware corporation (the “Company”), will be held on March 5, 2013 at 8:30 a.m., local time, at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730 for the following purposes:

1. To consider and act upon the election of the nine (9) nominees identified in the accompanying proxy statement to serve as directors for the ensuing year.

2. To consider and act upon the approval of the Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan.

3. To vote on a non-binding advisory resolution to approve executive compensation.

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on January 11, 2013 as the record date. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders on the Internet. We believe this e-proxy process, also known as “notice and access,” expedites stockholders receipt of proxy materials, lowers our printing and mailing costs and reduces the environmental impact of producing the materials for our annual meeting. On or about January 18, 2013, we will mail to our stockholders of record as of January 11, 2013 a notice containing instructions on how to access our proxy statement and annual report on the Internet and also how to vote their shares via the Internet. If you received a notice by mail you will not receive a printed copy of the proxy materials unless you specifically request them. Both the notice and this proxy statement contain instructions on how you can request a paper copy of the proxy statement and annual report.

The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that as soon as possible, you either:

(a) vote via the Internet pursuant to the instructions provided in the Notice; or

(b) request printed copies of the proxy materials by mail pursuant to the instructions provided in the Notice, and either:

(i) complete, sign, date and return the proxy card you will receive in response to your request; or

(ii) vote via telephone (toll-free) in the United States or Canada, in accordance with the instructions on your proxy card.

By order of the Board of Directors

Mark J. Casey, Secretary

Bedford, Massachusetts

January 16, 2013

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 5, 2013: The Proxy Statement, the Hologic Annual Report for the fiscal year ended September 29, 2012 and the Proxy Card are available at www.proxyvote.com.

HOLOGIC, INC.

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS

March 5, 2013

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Hologic, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on March 5, 2013 at 8:30 a.m., local time, at our offices, 35 Crosby Drive, Bedford, Massachusetts 01730, or at any adjournments or postponements thereof.

Record Date

The Board of Directors has fixed the close of business on January 11, 2013 as the record date (the “Record Date”). Accordingly, only holders of record of our common stock, $.01 par value per share (“Common Stock”), as of the close of business on the Record Date will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. As of the Record Date, an aggregate of 267,781,596 shares of our Common Stock were issued, 218,881 of which are held in treasury, and an aggregate of 267,562,715 shares of our Common Stock were outstanding. The holders of our Common Stock are entitled to one vote per share on any proposal presented at the annual meeting.

Business to be Transacted

At the annual meeting, stockholders will act upon the following proposals:

1.	To consider and act upon the election of the nine (9) nominees identified in the accompanying proxy statement to serve as directors for the ensuing year.

2.	To consider and act upon the approval of the Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan.

3.	To vote on a non-binding advisory resolution to approve executive compensation.

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Board of Directors’ Recommendation for Voting on the Proposals

The Board of Directors recommends a vote “FOR” each of the nominees for director, a vote “FOR” approving the Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan, a vote “FOR” approving, on an advisory basis, the compensation of the named executive officers, and a vote “FOR” ratifying the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm.

Voting of Shares by Proxy

Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the annual meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by (1) filing with our Secretary, before the taking of the vote at the annual meeting, a written notice of revocation bearing a date later than the date of such proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the annual meeting or (3) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). If your shares are held in “street name,” that is, you hold your shares in an account with a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the annual meeting. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Hologic, Inc., 35 Crosby Drive, Bedford, MA 01730, Attention: Secretary, at or before the taking of the vote at the annual meeting.

Quorum and Votes Required

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business at the annual meeting. Votes withheld, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Election of directors will be determined by a plurality of the votes cast by stockholders entitled to vote at the annual meeting. On all other matters being submitted to stockholders, the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter at the annual meeting is required for approval.

An automated system tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker “non-votes” will not have any effect on any of the matters being submitted to stockholders.

The persons named as the proxies, Robert A. Cascella and Glenn P. Muir, were selected by the Board of Directors and are officers and directors of Hologic. All properly executed proxies returned in time to be counted at the annual meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and vote upon proposals to approve the Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan and to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm. Further, the stockholders will vote on a non-binding advisory resolution to approve executive compensation. All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the accompanying proxy card (or any properly signed and dated copy thereof) will be voted as recommended by the board as set forth in the accompanying notice of annual meeting of stockholders.

Other Business

The Board of Directors knows of no other matter to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote may properly be taken, shares represented by all proxies received by our Secretary will be voted with respect thereto in accordance with the judgment of the persons named as the proxies.

Requesting Proxy Materials by Mail

If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy of the proxy materials by (i) calling 1-800-579-1639; (ii) sending an email to sendmaterial@proxyvote.com; or (iii) logging onto www.proxyvote.com. The Notice also provides you with these instructions on how to request printed copies of the proxy materials. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the annual meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about January 18, 2013, we will mail to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice and this proxy statement. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

Trademark Notice

Hologic is a trademark of Hologic, Inc. Other trademarks, logos, and slogans registered or used by Hologic and its divisions and subsidiaries in the United States and other countries include, but are not limited to, the following:

Adiana, Aquilex, C-View, Cervista, Cytyc, Dimensions, Gen-Probe, MyoSure, Serenity, TCT, and ThinPrep.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nine (9) directors are to be elected at the annual meeting. Our Board of Directors (referred to herein as the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the persons listed below for election as directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s nominees named below. All nominees are currently our directors. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board to fill the vacancy. Each nominee has consented to serving as a director if elected. The proposed nominees are being nominated in accordance with the provisions of our bylaws, and not pursuant to any other arrangement or understanding with any person. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

Vote Required

Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the annual meeting. Abstentions and broker non-votes will not have any effect on this proposal.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the nominees listed below.

Set forth below is certain biographical information regarding the nominees as of January 11, 2013, as well as the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.

Name	Age	Position	Director Since
David R. LaVance, Jr. (1)(2)(3)(4)	58	Chairman of the Board	2002
Robert A. Cascella	58	President, Chief Executive Officer and Director	2008
Glenn P. Muir	53	Executive Vice President, Finance and Administration, Chief Financial Officer and Director	2001
Sally W. Crawford (4)	59	Director	2007
Nancy L. Leaming (3)(4)	65	Director	2003
Lawrence M. Levy (1)(2)(3)	74	Director	2005
Christiana Stamoulis (2)	42	Director	2011
Elaine S. Ullian (1)(4)	65	Director	2007
Wayne Wilson (2)(3)(4)	63	Director	2007

(1)	Member of our Nominating and Corporate Governance Committee
(2)	Member of our Corporate Development Committee
(3)	Member of our Audit Committee
(4)	Member of our Compensation Committee

Mr. LaVance has been one of our directors since December 2002 and served as our Lead Independent Director from June 2008 until July 28, 2011 when he was appointed Chairman of the Board. Since June 2011, Mr. LaVance has served as the Chairman of the Board of Directors, CEO and President of Integrated Environmental Technologies, Ltd., a producer of antibacterial solutions and equipment that manufactures such solutions. Since 2003, Mr. LaVance has served as the Chairman of the Board of Directors, CEO and President of Scivanta Medical Corporation, a developer of specialized medical products with a focus on cardiac technologies. Since 1997, Mr. LaVance has served as President of Century Capital Associates LLC, an investment banking firm that he founded specializing in biosciences fields. Mr. LaVance’s mix of leadership, management, strategic and finance skills and experience, together with his focus on medical device and life sciences companies, enable him to provide important experience and insights to the Board.

Mr. Cascella has been one of our directors since June 2008. He has served as our Chief Executive Officer since November 2009. He joined us in February 2003 as Chief Operating Officer and was promoted to President in September 2003. Prior to joining us, from 1998 to 2003, Mr. Cascella was a managing partner of CFG Capital LLC, an investment banking firm specializing in healthcare. Prior to joining CFG Capital, from 1995 to 1998, Mr. Cascella was Chief Operating Officer and Vice President of Finance for NeoVision Corporation, a developer of 3D ultrasound technology used for real-time guidance of interventional breast procedures. Mr. Cascella received a B.S. in Finance from Fairfield University in 1978. As our Chief Executive Officer, Mr. Cascella has direct responsibility for the Company’s strategy and operations. This position, together with his many years of experience in the healthcare industry, make him an invaluable contributor to the Board.

Mr. Muir, a certified public accountant, was appointed to our Board in July 2001, and has held the position of Executive Vice President, Finance and Administration since September 2000. Mr. Muir has been our Chief Financial Officer since 1992. Mr. Muir served as the Company’s Controller from the time he joined us in October 1988 through 1992. Mr. Muir received an M.B.A. from the Harvard Graduate School of Business Administration in 1986. As our Executive Vice President and Chief Financial Officer, Mr. Muir is an integral member of our senior management team, with extensive experience in finance and financial reporting. In addition to serving as Chief Financial Officer, Mr. Muir is an active participant in the oversight of our operations and formulation and implementation of our strategic initiatives. His mix of finance, operational and strategic expertise provides important contributions to the Board.

Ms. Crawford became one of our directors effective upon our merger with Cytyc Corporation (“Cytyc”) in October 2007, having previously served as a director of Cytyc since January 1998. From April 1985 until January 1997, Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization headquartered in New Hampshire. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities, including leading that company’s Northern Region operations and marketing efforts. Since January 1997, Ms. Crawford has been a health care consultant in New Hampshire. Ms. Crawford serves as a director of Universal American Corporation, Exact Sciences Corporation, Zalicus, Inc. and Insulet Corporation. Ms. Crawford served as a director of Chittenden Corporation from 1998 to 2008. Ms. Crawford’s service in various senior executive positions in the managed care sector and her continuing healthcare consulting practice contribute to her significant management and leadership experience and expertise in operational, regulatory and related disciplines applicable to our business and operations.

Ms. Leaming has been one of our directors since September 2003. Ms. Leaming, an independent consultant, was the Chief Executive Officer and President of Tufts Health Plan, a provider of healthcare insurance, from 2003 to 2005. Prior to that, Ms. Leaming served as Tufts Health Plan’s President and Chief Operating Officer from 1998 to 2003, the Chief Operating Officer from 1995 to 1998 and the Chief Operating Officer/Chief Financial Officer from 1986 to 1995. Ms. Leaming currently serves as a director of the Board of Edgewater Technology, Inc. and Biogen Idec, Inc. Ms. Leaming has well-developed leadership skills and financial acumen and provides insights into the healthcare reimbursement and payor market, where she spent 20 years in senior operational, financial and managerial roles.

Mr. Levy has been one of our directors since December 2005. Mr. Levy retired from the position of Senior Counsel at Brown Rudnick LLP, an international law firm, in January 2011. Mr. Levy had been Senior Counsel at Brown Rudnick since February 2005 and, for more than 30 years before that had been a Partner at the firm, specializing in Corporate and Securities Law. Mr. Levy served as our Secretary from our formation in 1985 until December 2005. Mr. Levy is also a director of Option N.V. of Belgium, Scivanta Medical Corporation and the Facing History and Ourselves National Foundation. Mr. Levy received a B.A. from Yale University and a LLB from Harvard Law School. Mr. Levy is a seasoned corporate attorney with extensive experience in representing public and private companies in the United States and abroad. Mr. Levy chaired Brown Rudnick’s International

Practice Group and, in 1997, opened Brown Rudnick’s London office, dividing his time between the firm’s London and Boston offices for more than 13 years. Mr. Levy’s broad legal and cross-border transactional experience enables him to provide valuable insights and perspectives to the Board.

Ms. Stamoulis has been one of our directors since November 1, 2011. Ms. Stamoulis currently serves as Senior Vice President of Corporate Strategy and Business Development at Vertex Pharmaceuticals Incorporated. Ms. Stamoulis joined Vertex in 2009 with approximately 15 years of experience in the financial services and management consulting industries where she advised global pharmaceutical and biotechnology companies on strategic and corporate finance decisions. Prior to joining Vertex, she was a Managing Director in the Investment Banking division of Citigroup from 2006 to 2009 where she led the building of the firm’s U.S. Life Sciences investment banking practice. Prior to her role at Citigroup, she was at Goldman, Sachs & Co. where she spent the majority of her investment banking career. Ms. Stamoulis started her career as a strategy consultant at The Boston Consulting Group. Ms. Stamoulis holds a Bachelor of Science degree in Economics and a Bachelor of Science degree in Architecture from the Massachusetts Institute of Technology (MIT). Additionally, she holds a Master of Business Administration from the MIT Sloan School of Management where she focused on Applied Economics and Finance. Ms. Stamoulis’s solid foundation in strategic development coupled with extensive experience in executing initiatives for growth in the medical products field and related industries enable her to provide valuable insights to the Board.

Ms. Ullian has been one of our directors since October 2007. Ms. Ullian served as President and Chief Executive Officer of Boston Medical Center, the successor of Boston University Medical Center Hospital from 1996 until her retirement in January 2010. In April 1994, Ms. Ullian was appointed President and Chief Executive Officer of Boston University Medical Center Hospital. From January 1987 to March 1994, Ms. Ullian held the position of President and Chief Executive Officer of Faulkner Corporation/Faulkner Hospital. She holds two academic appointments: Associate Professor at Boston University School of Medicine and lecturer at Harvard University School of Public Health. Ms. Ullian also serves as a director of Vertex Pharmaceuticals Incorporated and Thermo Fisher Scientific Inc. Ms. Ullian previously served as one of our directors from 1996 to 2003 and served as a director of Valeant Pharmaceuticals International, Inc. from 2004 to 2008. In her professional capacity as former Chief Executive Officer/President of three hospitals, including two major academic medical centers, Mrs. Ullian brings knowledge and understanding of Hologic’s customer base, their priorities and challenges especially under Health Care Reform. All three institutions led by Mrs. Ullian over a 25 year period had a strong commitment to accessible health care, and a particular focus on women’s health services. As a person whose career had been dedicated to the provision of clinical care services to patients, she brings an important perspective to the Board.

Mr. Wilson became one of our directors effective upon our merger with Cytyc in October 2007, having previously served as a director of Cytyc since 2003. Mr. Wilson has been an independent business advisor since 2002. From 1995 to 2002, Mr. Wilson served in various roles, including as President, Chief Operating Officer, and Chief Financial Officer, at PC Connection, Inc., a Fortune 1000, direct marketer of information technology products and services. From 1986 to 1995, he was a partner in the assurance and advisory services practice of Deloitte & Touche LLP. Mr. Wilson also serves as a director of ARIAD Pharmaceuticals, Inc., Edgewater Technology, Inc. and FairPoint Communications, Inc. Mr. Wilson’s qualifications to serve on the Board include his extensive experience in financial accounting and reporting and his ability to evaluate financial results and generally oversee the financial reporting process of a publicly traded corporation.

EXECUTIVE OFFICERS

The names of our executive officers, who are not directors, along with certain biographical information furnished by them, are set forth below:

Name	Age	Title
David J. Brady	53	Senior Vice President, Human Resources
Mark J. Casey	49	Chief Administrative Officer, Senior Vice President, General Counsel and Secretary
David P. Harding	47	Senior Vice President and General Manager, International
Carl W. Hull	55	Senior Vice President and General Manager, Diagnostics Line of Business
Peter K. Soltani	52	Senior Vice President and General Manager, Breast Health Line of Business
Jay A. Stein	70	Chairman Emeritus, Senior Vice President and Chief Technical Officer

Executive officers are chosen by and serve at the discretion of the Board.

Mr. Brady joined us in May 1995 as Manager, Human Resources and served as such until January 1998 when he was promoted to Director, Human Resources. Following this promotion in September 2000 he was promoted to Vice President, Human Resources & Facilities Administration. In February, 2003, Mr. Brady was appointed Senior Vice President, Human Resources. Prior to joining us Mr. Brady served as Manager of Human Resources at IPL Systems.

Mr. Casey joined us in October 2007 in connection with our merger with Cytyc. In March 2012, Mr. Casey was appointed to the role of Chief Administrative Officer and now serves as our Senior Vice President, Chief Administrative Officer, General Counsel and Secretary. Prior to this, he was Senior Vice President and General Counsel. While at Cytyc, Mr. Casey was Vice President, Deputy General Counsel and Chief Patent Counsel. Prior to joining Cytyc in 2002, Mr. Casey served as an attorney for Boston Scientific from 1998-2002 and EMC Corporation from 1996-1998. Mr. Casey joined Digital Equipment Corporation’s (DEC) law department in 1992, where he served until 1996. Prior to this, Mr. Casey held various engineering positions with DEC and AT&T Network Systems from 1985 through 1992. Mr. Casey received a B.S. in Electrical Engineering from Syracuse University and a J.D. from Suffolk University.

Mr. Harding joined us in October 2007 in connection with our merger with Cytyc. Mr. Harding is our Senior Vice President and General Manager, International, a role he assumed in early 2010. Prior to this, he was Senior Vice President and General Manager of our Interventional Breast Solutions business. At the time of our merger with Cytyc, Mr. Harding was Senior Vice President and President, Cytyc International. From 1993 to 2004, Mr. Harding was an Associate and then Principal at McKinsey & Company, where he served as a strategy consultant in a variety of industries with a focus on sales and marketing management. Prior to McKinsey, Mr. Harding was in a variety of engineering roles at JAE Oregon and Rockwell International. Mr. Harding earned his MBA from the Wharton School of the University of Pennsylvania and his Bachelor of Science degree in Aerospace Engineering from the University of Southern California.

Mr. Hull joined us in August 2012 in connection with our acquisition of Gen-Probe. Mr. Hull is our Senior Vice President and General Manager, Diagnostics Line of Business. Prior to joining us, Mr. Hull served as Chairman and Chief Executive Officer of Gen-Probe, which he joined in February 2007 as Executive Vice President and Chief Operating Officer. While at Gen-Probe he was promoted to President in February 2008, Chief Executive Officer in May 2009 and Chairman of the Board and Chief Executive Officer in January 2012. Mr. Hull previously served as Vice President and General Manager of the SDS/Arrays Business Unit of Applied Biosystems, which develops and sells genomic research systems and reagents, from January 2005 to January 2007. Prior to joining Applied Biosystems, Mr. Hull held a number of positions with Applied Imaging Corp., which makes automated imaging and imaging analysis systems, most recently serving as its Chief Executive Office from January 2001 to December 2004. Mr. Hull received a B.A. in political science and international relations from The Johns Hopkins University and an M.B.A. from the University of Chicago.

Dr. Soltani joined us in November 2000 as Vice President and General Manager of Direct Radiography Corp. and served as such until September 30, 2007, when he was appointed to manage our Breast Health line of business. He currently serves as Senior Vice President and General Manger, Breast Health Line of Business. Prior to joining us, Dr. Soltani served as General Manager, NDT Business Group, Digital Systems at AGFA Corporation from 1999 to November 2000. From 1994 to 1999, Dr. Soltani served as General Manager, Imaging Systems Division of Liberty Technologies, a division of Crane Nuclear, Inc. Prior to joining Liberty Technologies, Dr. Soltani was with Quantex Corporation, serving as Vice President, Technology from 1992 to 1994, Director, Product Development from 1990 to 1992 and as a Senior Staff Scientist from 1986 to 1990. Dr. Soltani is the principal author or co-author of numerous patents related to digital imaging technologies and has published numerous articles on digital imaging. Dr. Soltani received a Ph.D. in Materials Engineering from the University of Maryland in 1994.

Dr. Stein, a co-founder, Chairman Emeritus, Senior Vice President and the Chief Technical Officer of the Company, has served as Executive or Senior Vice President and Chief Technical Officer of the Company since its organization in October 1985. Since October 2007, Dr. Stein has served as Chairman Emeritus pursuant to which he continues to participate in meetings of the Board. He served as a director of the Company from October 1985 through October 2007, including as Chairman of the Company’s Board from June 2001 to November 2002. Dr. Stein received a Ph.D. in Physics from The Massachusetts Institute of Technology. He is the principal author of numerous patents involving X-ray technology.

GOVERNANCE OF THE COMPANY

The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Corporate Development Committee. The Board is composed of a majority of “independent” directors, and all of the committees are composed entirely of “independent” directors, as such term is defined in the listing standards of The Nasdaq Stock Market. The Board has determined that the following directors are “independent,” according to the above definition: Sally Crawford, David LaVance, Nancy Leaming, Lawrence Levy, Christiana Stamoulis, Elaine Ullian, and Wayne Wilson. In addition, both the Audit Committee and Compensation Committee are composed entirely of “independent” directors as such term is defined in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

The Board has adopted a charter for each of the four standing committees that addresses the make-up and functioning of such committee. The Board has also adopted corporate governance guidelines, a code of business conduct that applies to all of our employees, officers and directors and a code of ethics (included in the code of business conduct) that applies specifically to senior financial officers. The charters for each of the four standing committees, the corporate governance guidelines, and the code of business conduct, including the code of ethics for senior financial officers, are all publicly available on the Company’s website at investors.hologic.com.

Board Leadership Structure

We separate the role of Chief Executive Officer from the leadership of our Board in recognition of the different roles of each position and to foster independent leadership of our Board. David R. LaVance, Jr. serves as the independent Chairman of the Board.

The Company’s Chairman of the Board chairs and presides over meetings of the Board and serves as a liaison between the independent directors and management. The authority and responsibilities of the Chairman of the Board further include the following:

•

advise and consult with the Chief Executive Officer, senior management and the Chairperson of each committee of the Board as to the appropriate information, agendas and schedules of Board and committee meetings;

•	advise and consult with the Chief Executive Officer and senior management as to the quality, quantity and timeliness of the information submitted by management to the independent directors;

•	recommend to the Chief Executive Officer and the Board the retention of advisers and consultants to report directly to the Board;

•	call meetings of the Board or executive sessions of the independent directors;

•	develop the agendas for and preside over executive sessions of the Board’s independent directors; and

•	coordinate with the independent directors in respect of each of the foregoing.

Risk Oversight

Our Board is responsible for risk oversight. A fundamental part of risk oversight is to understand the risks the Company faces, the steps management is taking to manage those risks and to assess our appetite for risk. Risk management systems, including our internal auditing procedures, internal controls over financial reporting and corporate compliance programs, are designed in part to inform management about our material risks. It is management’s responsibility to manage risk and bring to the Board’s attention material risks facing the Company. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments, including the enterprise-risk exposures related thereto. The involvement of the Board in the oversight of our strategic planning process is a key part of its assessment of the risks inherent in our corporate strategy. While the Board has overall responsibility for risk oversight, the Board delegates to its committees responsibility for oversight of risks associated with each committee’s respective areas of responsibility.

At the Compensation Committee’s direction, our Senior Vice President, Human Resources, Vice President of Human Resources and other members of the human resources and finance department, in conjunction with the Compensation Committee’s independent compensation consultant and the Company’s outside legal counsel, assisted in the conduct of a risk assessment of our compensation programs, including our executive compensation programs. The Compensation Committee and its independent compensation consultant reviewed and discussed the assessment, and the Compensation Committee concurred with management’s assessment that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Meetings of the Board and its Committees

The Board met twenty seven (27) times during the fiscal year ended September 29, 2012 and each of our directors attended at least 75 percent of the total number of meetings of the Board and all committees of the Board on which he or she served. During fiscal 2012, the independent directors of the Board met in executive session during each of the Board’s quarterly regular meetings and at such other Board and committee meetings as the independent directors elected.

Director Nomination Process

As provided in its charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. The Nominating and Corporate Governance Committee seeks to identify and evaluate director candidates and may rely on input provided by a number of sources, including the Nominating and Corporate Governance Committee members, our other directors or officers, our stockholders, and third parties such as professional search and screening firms.

In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials including: character and integrity, business acumen, experience, commitment and diligence. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. Generally, directors should be individuals who have succeeded in their particular field and who demonstrate integrity, reliability, knowledge of corporate affairs and an ability to work well with others. The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board.

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for the Board using the same criteria described in the preceding paragraph. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock should be sent to the attention of the Corporate Secretary, Hologic, Inc., 35 Crosby Drive, Bedford, MA 01730. If you wish to formally nominate a candidate you must follow the procedures described in Section 1.4 of our bylaws.

Audit Committee

The Audit Committee is responsible for assisting our Board in the oversight of (i) our financial reporting process, accounting functions, internal audit functions and internal controls over financial reporting, and (ii) the qualifications, independence, appointment, retention, compensation and performance of our independent registered public accounting firm. In addition, the Audit Committee, among other things, reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of independent directors).

None of the current members of the Audit Committee are employees of the Company and our Board has determined that each member of the Audit Committee is independent (as independence is defined in the current listing standards of the Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended). The Audit Committee met thirteen (13) times during fiscal 2012. Ms. Leaming and Messrs. Wilson, LaVance and Levy are the current members of the Audit Committee. Ms. Leaming serves as Chairperson.

Audit Committee Financial Expert. The Board has determined that each of Messrs. Wilson and LaVance and Ms. Leaming qualify as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K, and “independent” for purposes of current listing standards of The Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

Compensation Committee

The primary functions of the Compensation Committee include (i) reviewing and approving the compensation for each of our executive officers and such other of our senior officers as the Compensation Committee deems appropriate, (ii) evaluating the performance, as it relates to their compensation, of the Chief Executive Officer, the other executive officers and such other senior officers as the Compensation Committee deems appropriate, (iii) overseeing the administration and the approval of grants and terms of equity awards under our equity-based compensation plans, (iv) reviewing and approving other compensation plans as the Compensation Committee deems appropriate, (v) general oversight of risks associated with our compensation policies and practices, and (vi) approving and/or recommending compensation for members of the Board, and each committee thereof, for review and approval by the Board. The Board and Compensation Committee may

delegate limited authority to executive officers or other directors of the Company to grant equity awards to non-executive officers. Currently, David J. Brady, our Senior Vice President, Human Resources, has been delegated such authority, subject to terms, conditions and limitations previously approved by the Compensation Committee and the Board, with each of Messrs. Cascella and Muir authorized to serve as an alternate to Mr. Brady at times when Mr. Brady is not otherwise available.

The Compensation Committee met thirteen (13) times during fiscal 2012.

Compensation Committee Interlocks and Insider Participation. The current members of the Compensation Committee are Ms. Crawford, Ms. Ullian, Ms. Leaming and Messrs. LaVance and Wilson. Ms. Crawford serves as Chairperson. No member of the Compensation Committee is or has ever been an executive officer or employee of the Company (or any of its subsidiaries) and no “compensation committee interlocks” existed during fiscal 2012.

For further information about our processes and procedures for the consideration and determination of executive and director compensation, including the Compensation Committee’s retention of an independent compensation consultant, please see “Executive Compensation — Compensation Discussion and Analysis,” below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for recommending to the Board potential candidates to be nominated for election or appointment as our directors as well as consideration of issues relating to the corporate governance of the Company, including evaluating the performance of the Board and its committees, developing and periodically reviewing our corporate governance guidelines, reviewing and recommending to the Board any changes to the committee charters, recommending the membership and chair of our Board committees and leading the succession planning process for our executive officers. The Nominating and Corporate Governance Committee also considers suggestions regarding possible candidates for director as described above under “Director Nomination Process.”

The Nominating and Corporate Governance Committee met five (5) times during fiscal 2012. Ms. Ullian and Messrs. Levy and LaVance are the current members of the Nominating and Corporate Governance Committee. Ms. Ullian serves as Chairperson.

Corporate Development Committee

The Corporate Development Committee was formed in September 2004 to assist the Board in its oversight of strategic and investment transactions, financing activities and such other matters of a strategic nature as may be delegated to it from time to time by the Board.

The Corporate Development Committee met nine (9) times during fiscal 2012. Ms. Stamoulis and Messrs. LaVance, Wilson and Levy are the members of the Company’s Corporate Development Committee. Mr. Levy serves as Chairperson.

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer and principal financial officer, principal accounting officer and controller, and other persons performing similar functions. Our Code of Ethics for Senior Financial Officers is publicly available on our website at investors.hologic.com as Appendix A to our Code of Conduct. We intend to satisfy the disclosure requirement under Item 5.05 of Current Report on Form 8-K regarding an amendment to, or waiver from, a provision of this code by posting such information on our website, at the address specified above.

Attendance by Directors at the Annual Meeting of Stockholders

Our Board has scheduled a Board meeting in conjunction with the annual meeting of stockholders. Our directors are encouraged to attend the annual meeting of stockholders on March 5, 2013. All directors then serving on our Board attended the annual meeting of stockholders held on March 6, 2012.

Stockholder Communications with the Directors

Stockholders may contact our Board and committees thereof by writing to them c/o Investor Relations, Hologic, Inc., 35 Crosby Drive, Bedford, MA 01730. In general, any stockholder communication directed to our Board or a committee thereof will be delivered to our Board or the appropriate committee. However, the Company reserves the right not to forward to our Board any abusive, threatening or otherwise inappropriate materials.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview and analysis of our compensation programs, the compensation decisions we have made under those programs, and the factors we considered in making those decisions with respect to the compensation earned by the following individuals, who as determined under the rules of the SEC are collectively referred to herein as our “named executive officers”:

•	Robert A. Cascella, President and Chief Executive Officer;

•	Glenn P. Muir, Executive Vice President and Chief Financial Officer;

•	Mark J. Casey, Senior Vice President, Chief Administrative Officer, General Counsel and Secretary;

•	David P. Harding, Senior Vice President and General Manager, International; and

•	Carl W. Hull, Senior Vice President and General Manager, Diagnostics Line of Business.

Executive Summary

We are a developer, manufacturer and supplier of premium diagnostic products, medical imaging systems, and surgical products. The healthcare industry in general, and the markets in which our products compete, are highly competitive and characterized by continual change and improvement in technology. Many of our competitors and potential competitors are larger and have greater financial resources than we do and offer a range of products broader than our products. We also compete for personnel with earlier stage companies that may offer attractive growth and potentially larger equity compensation opportunities. Our ability to compete effectively in the markets within which we operate depends to a large extent on our success in identifying, recruiting, developing and retaining key management personnel.

Our compensation programs for our executives are designed to align compensation objectives with our business strategies and to encourage our executives to focus on creating sustainable long-term growth and stockholder value. A key element of our human resource strategy is the design and implementation of compensation plans, programs and arrangements that:

•	provide a comprehensive approach to executive compensation;

•	provide competitive and differentiated levels of pay based on corporate and individual performance;

•	help attract and retain superior executive talent; and

•	reinforce the alignment of the interests of the members of our executive management team with those of our stockholders.

To that end, we believe that our compensation plans should motivate performance among our executive officers within an entrepreneurial, incentive-driven culture, and that compensation levels should reflect both our short- and long-term performance objectives.

2012 Business Performance and Accomplishments:

Fiscal 2012 was a year of significant achievement. Notwithstanding the ongoing challenges posed by macroeconomic conditions and the changing healthcare regulatory environment, we were able to both achieve record results and position ourselves for longer-term growth and success. Reflected in our fiscal 2012 financial achievements are the results of our first full year of sales in the United States of our innovative Dimensions 3D tomosynthesis mammography system, and our first full year of operations and continuing investment in China following our acquisitions of TCT International Co., Ltd. and Beijing Healthcome Technology Company, Ltd. In addition, on August 1, 2012, we completed our approximately $4.0 billion acquisition of Gen-Probe Incorporated (“Gen-Probe”), a leader in the development, manufacturing and marketing of molecular diagnostic products. We believe that this acquisition has greatly strengthened our position in the growing molecular diagnostic market, and expanded our platform for long-term sustained growth. These and other achievements in fiscal 2012 included the following:

Financial Results:

•

Our revenues increased by 11.9%, to $2.0 billion in fiscal 2012 from $1.79 billion in fiscal 2011, reflecting increases in revenues across all our business segments, led by our Diagnostics and Breast Health segments, and including $89.5 million of revenue resulting from our acquisition of Gen-Probe.

•

Our non-GAAP adjusted net income increased 9.6% to $367.8 million, or $1.38 per diluted share, in fiscal 2012 compared to $335.5 million, or $1.27 per diluted share, in fiscal 2011 (the definition of our non-GAAP adjusted net income and our reconciliation of our non-GAAP net income and adjusted earnings per share (“EPS”) to our GAAP net income and EPS is provided in Appendix A to this information statement).

•	We maintained strong cash flow, achieving cash flow from operations of $370.2 million.

•	Our stock price increased by 30%, from a closing price of $15.60, the last trading day of fiscal 2011, to $20.22, the last trading day of fiscal 2012.

Acquisition and Financing Accomplishments:

•	On August 1, 2012, we completed our approximately $4.0 billion acquisition of Gen-Probe, enhancing our product platform and capabilities in the growing molecular diagnostic market.

•

In connection with the Gen-Probe acquisition, we successfully obtained $3.5 billion of financing, including (i) a senior secured credit facility consisting of a $1.0 billion tranche A term loan, a $1.5 billion tranche B term loan, and a $300 million revolving credit facility, and (ii) the private placement of $1.0 billion aggregate principal amount of senior notes.

Regulatory Approval Success:

•

We obtained multiple domestic regulatory approvals and clearances for our products, including FDA approval of our Cervista HTA (High Throughput Automation) system, and FDA 510k clearance of the Aquilex Fluid Control system.

•

Internationally, we received multiple approvals and clearances, including our new Serenity digital mammography system in China, our C-View synthesized 2D image reconstruction algorithm in the European Union, various ThinPrep instrumentation in China and Russia, our ThinPrep pap test in Russia, our Cervista HPV HR test in the Netherlands and Japan, our Aquilex fluid management system in the European Union, and our MyoSure and Aquilex systems in Australia and New Zealand.

The following graphs highlight our year-over-year achievements relative to our recent and historical performance for revenue and non-GAAP adjusted EPS (the reconciliation of our non-GAAP adjusted EPS to our GAAP EPS is provided in Appendix A to this information statement). These measures, adjusted to exclude the effects of the Gen-Probe acquisition, represent the corporate financial measures in our short-term incentive plan.

Resulting Compensation Actions. As a result of these accomplishments, and reflecting on the rigor of our internal financial targets, our fiscal 2012 corporate financial targets under our short-term incentive plan were met at a combined 76% of target (which excluded any contributions from Gen-Probe), with bonus payouts to our named executive officers under that plan reflecting those achievements. Additional fiscal 2012 bonuses were also paid to certain members of our management team (excluding the Chief Executive Officer and Chief Financial Officer), primarily for their efforts in supporting our acquisition of Gen-Probe and achieving initial synergies in connection with that transaction.

Fiscal 2012 also saw a continuation of our use of long-term equity awards as a large portion of our annual compensation to our named executive officers. These awards continued to be heavily weighted to stock options, with 75% of the total value of our long-term equity awards for our named executive officers in the form of stock options with a five-year vesting schedule and a seven-year term, and 25% in the form of restricted stock units with a four year vesting schedule. We believe weighting our long-term equity awards in favor of stock options aligns the incentives of our executives with the interests of our stockholders and our long-term performance by directly tying a large portion of the value that may be realized from our equity compensation to an increase in our stock price.

The following graph reflects Mr. Cascella’s total direct compensation, as set forth in the Summary Compensation Table provided immediately following our Compensation Committee Report included herein, during his three years as the Company’s Chief Executive Officer.

The decrease in Mr. Cascella’s total compensation from fiscal 2011 to fiscal 2012 was primarily attributable to the $1.0 million retention payment in fiscal 2011, partially offset by the increased value of equity awards granted in fiscal 2012. Mr. Cascella’s compensation in fiscal 2011 includes a $1.0 million retention payment made to Mr. Cascella at the beginning of that year under his retention agreement with the Company entered into in connection with the Company’s acquisition of Cytyc Corporation in October 2007. The decrease in Mr. Cascella’s total compensation from fiscal 2010 to fiscal 2011 was primarily attributable to a decrease in the value of equity awards granted in fiscal 2011, partially offset by the $1.0 million retention payment made to Mr. Cascella in fiscal 2011. In fiscal 2011, we significantly scaled back the value of the annual long-term equity incentive grants made to Mr. Cascella, reflecting both a modification to our peer group in response to our then current performance and a reduction of the benchmarking percentile as compared to this revised peer group.

Other Compensation Changes and Actions. We continually review our compensation practices to reflect the changing economic and competitive environment and to further align the pay of our executive officers with our performance, business strategies and our developing operations. The following reflect recent changes and actions related to our compensation programs in addition to those referenced above:

•

In connection with our acquisition of Gen-Probe, we adjusted our peer group to reflect our larger revenue base and enterprise value. This new peer group is described in further detail below and has primarily been used by the Compensation Committee for compensation decisions related to fiscal 2013.

•

Based on the new peer group data and the increased size and complexity of our company following the Gen-Probe acquisition, we increased the target bonus for Mr. Cascella under our 2013 Short-Term Incentive Plan to 120% of salary, from 105% of salary under our 2012 Short-Term Incentive Plan.

•

In recognition of their extraordinary efforts in support of our fiscal 2012 achievements and the continuing work that will be required to support our acquisition and integration of Gen-Probe, in November 2012, we approved Market Stock Unit (“MSU”) awards as equity compensation for Messrs. Cascella and Muir. Pursuant to the terms of the MSU award agreement, the number of MSU’s that will vest for each MSU granted will be determined at the time of vesting, the last day of fiscal 2015 (subject to acceleration in certain limited circumstances), based on the Company’s Common Stock price performance (measured as the then-current 30-calendar day average) at that time. In the event the Company’s Common Stock price performance, as determined at the vesting date, is below the defined target, the MSUs shall be forfeited.

•

Following the acquisition of Gen-Probe, we introduced the 2013 Synergy Bonus Plan (the “Synergy Plan”). The Synergy Plan provides for performance-based awards for eligible employees based upon the achievement of cost synergy goals established by the Compensation Committee. Initial bonuses were paid under this plan for synergies achieved during fiscal 2012. The balance of the awards under this plan, if any, will be paid for fiscal 2013 achievements. Of our named executive officers, only Messrs. Casey and Harding are eligible to receive bonuses under the Synergy Plan.

•

In connection with our acquisition of Gen-Probe, we entered into a retention and severance agreement with Mr. Hull, the former President and Chief Executive Officer of Gen-Probe, pursuant to which Mr. Hull waived certain rights under his previous employment agreement with Gen-Probe and agreed to serve as Senior Vice President and General Manager, Diagnostics Line of Business through November 1, 2013.

Additional Compensation and Related Policies and Practices. The following reflect certain of our current compensation and related policies and practices that the Company has adopted, which we believe promote good corporate governance and further align the interests of our named executive officers with those of our stockholders:

•

Independent Compensation Committee. Our Compensation Committee is composed entirely of independent directors that meet the more stringent independence requirements for directors who serve on public company audit committees, as well as the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, as in effect on the date hereof (the “Code”).

•

Independent Compensation Consultant. Our Compensation Committee is advised by an independent compensation consultant who does not provide any services to the Company other than at the direction of the Compensation Committee.

•	Risk Assessment. The Company conducts an annual risk assessment of our compensation and related policies and practices, the results of which are reviewed by the Compensation Committee.

•

Change of Control Agreements. All of our change of control agreements with executive officers contain a “double trigger” mechanism, requiring the termination of such officer’s employment by the Company, or by the employee in defined circumstances, before any change of control benefits will be paid to the executive or any equity awards granted after the date of those agreements accelerate.

•

No Tax Gross-Ups. Effective December 31, 2011, we eliminated Section 280G excise tax gross-up provisions in all our employment and change of control agreements, and none of our change of control agreements provide for change of control payments of more than three times salary and bonus, as defined.

•	Share Ownership Guidelines. In November 2011, we adopted share ownership guidelines for our Chief Executive Officer and all independent directors.

•	No Hedging. Our insider trading policies do not permit hedging of our securities by our executive officers or directors.

•	No Option Repricing. Our 2008 Equity Incentive Plan does not permit repricing of stock options or other equity awards without the consent of our stockholders.

•

Equity Award Dilution. It is the Compensation Committee’s informal policy to limit the number of shares we grant as long-term incentive awards to between 1.5% and 2% of our outstanding Common Stock during any fiscal year. In fiscal 2012, awards granted under our equity incentive plan represented approximately 1.5% of our outstanding Common Stock.

•

Limited Perquisites. We provide limited supplemental benefits and perquisites to our executive officers, consisting primarily of matching 401(k) contributions and health care insurance premiums (benefits available to all employees), and an automobile allowance.

•	Annual Advisory Vote to Approve Executive Compensation. We have recommended and seek to obtain an advisory approval of our executive compensation at each Annual Meeting of Stockholders.

Stockholder Advisory Vote on Fiscal 2011 Executive Compensation. Following our Annual Meeting of Stockholders in March 2012, we considered the advisory vote of our stockholders on executive compensation when reviewing our compensation decisions and policies. Of those stockholders voting for or against the proposal, approximately 215.2 million shares (96%) voted to approve our executive compensation and approximately 8.0 million shares (4%) voted against approval. We believe this affirms stockholders’ support of our approach to executive compensation, however, we continually review and monitor our compensation programs and practices as more fully described herein.

Compensation Philosophy and Objectives

Set forth below is a more complete description of our compensation philosophy and objectives, and how each has been reflected in the implementation of our compensation programs and decisions.

Who oversees our executive compensation plans, programs and arrangements?

The compensation and benefit programs for our senior executives and our incentive compensation plans are overseen by the Compensation Committee (the “Committee”) of our Board. Committee membership is determined by our Board and, consistent with the listing requirements of the Nasdaq Global Select Market as well as Section 162(m) of the Code, the Committee is composed entirely of independent, non-employee members of the Board who receive no compensation from the Company other than in connection with their service on the Board. During fiscal 2012, the Committee was comprised of Sally W. Crawford, David R. LaVance, Jr., Nancy L. Leaming, Elaine S. Ullian and Wayne Wilson. Ms. Crawford is the Chairperson of the Committee.

The Committee’s authority and responsibilities are specified in the Committee’s charter. The Committee meets regularly throughout the year. At Committee meetings, non-Committee independent members of the Board and others such as the Chief Executive Officer, the Chief Financial Officer, the Senior Vice President, Human Resources and other senior human resource employees, legal officers or external consultants or counsel, may be invited to provide information, respond to inquiries of the Committee and generally provide support to the Committee. The Committee also works directly with senior employees in our human resources department, and with one or more independent compensation consulting firms that do not otherwise provide services to us.

During fiscal 2012, Mr. Cascella reviewed the performance and compensation of the named executive officers, other than himself, and made recommendations as to their compensation to the Committee. Neither Mr. Cascella nor our other executive officers participated in the deliberations of the Committee regarding such officer’s own compensation.

Mr. Muir provided input relating to the financial targets to be established for our short-term incentive plan described below, and provided data and analysis regarding the impact of the executive compensation programs on our financial performance.

Messrs. Cascella and Muir further assisted the Committee by providing their collective input on:

•	the financial impact of the bonus pool under our short-term incentive plans and the awards under our long-term incentive plans;

•	the establishment of the short-term financial and non-financial performance goals that are used as benchmarks in many of our compensation plans;

•	current financial performance updates regarding achievement for our short-term incentive plans; and

•	the compensation program’s ability to attract, retain and motivate the level of executive talent necessary for our continued success.

What are our compensation principles?

Our ability to compete effectively in the markets within which we operate depends to a large extent on our success in identifying, recruiting, developing and retaining key management personnel. A key element of our human resource strategy is the design and implementation of compensation plans, programs and arrangements that:

•	provide a comprehensive approach to executive compensation;

•	provide competitive and differentiated levels of pay based on corporate and individual performance;

•	help attract and retain superior executive talent; and

•	reinforce the alignment of the interests of the members of our executive management team with those of our stockholders.

Committee decisions are guided by the following basic principles:

Pay for performance — We believe that our compensation plans should motivate high performance among our executive officers within an entrepreneurial, incentive-driven culture. We believe that compensation levels should reflect both our short- and long-term performance objectives. With respect to our short-term performance, we believe that our compensation plans should provide the flexibility to reflect the extent to which goals are met, missed or exceeded, while taking into account external factors as well as an individual’s ability to directly influence the Company’s results. We believe that with respect to our long-term performance, rewards realized under our long-term equity compensation plans should be driven largely by increasing stockholder returns, which also increases stockholder value;

Support our business strategy — We aim to design compensation plans that align compensation objectives with our business strategies and that enable a focus on creating sustainable, long-term growth and stockholder value;

Pay competitively — We aim to establish overall target compensation (compensation received when achieving expected results) that is competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for business and talent; and

Focus on total compensation — We seek to use a mix of all available compensation components including base salary, annual incentives, long-term incentives, and benefits and perquisites in designing competitive compensation packages.

Over time, we believe these principles will help us to successfully identify, recruit, develop and retain talented employees who are committed to our success.

What are our executive compensation objectives?

Consistent with the basic principles of our compensation philosophy, the Committee’s compensation decisions with respect to our executive officers are guided by the following objectives, each of which are designed to facilitate our long-term success:

Drive superior performance — Our compensation plans for executive officers are designed to encourage our leaders to achieve and exceed established performance targets;

Focus on long-term success — Our compensation plans for executive officers include a variety of long-term incentive plans designed to encourage executives to focus on our long-term success and the creation of lasting stockholder value; and

Retain key executives — Our compensation plans for executive officers are focused on enabling the retention of those executives who have demonstrated superior talent and performance and whose continued employment is important to our future success.

What components comprise our executive compensation programs?

The Committee determines the elements of our executive compensation program and has selected the following compensation elements (discussed in detail below) as the core components of our compensation program designed to promote our pay-for-performance philosophy and achieve our compensation program goals and objectives:

Short-Term Compensation Elements

Element	Role and Purpose
Base Salary	Attract and retain executives and reward their skills and contributions to the day-to-day management of the Company.

Short-Term Incentive Plans (Cash Bonus)	Motivate the attainment of annual financial, strategic, operational and individual goals by paying bonuses determined by the achievement of specified performance targets and objectives, as well as providing a smaller discretionary pool to reward extraordinary achievements or achievements not otherwise reflected in the specified targets or objectives.

Long-Term Compensation Elements

Element	Role and Purpose
Equity Awards and our Nonqualified Deferred Compensation Plan	Motivate the attainment of long-term value creation, align executive interests with the interests of our stockholders, create accountability for executives to enhance stockholder value and promote long-term retention by providing for multi-year vesting schedules applicable to these awards.

Change of Control and Severance Agreements	Promote long-term retention and align the interests of executives with stockholders during the negotiation of a potential change of control transaction.

Benefits

Element	Role and Purpose
Employee Benefit Plans and Perquisites	Promote financial security and provide other benefits commensurate with those offered by peer group companies.

The Committee has in special and limited circumstances entered into retention agreements with its senior executive officers, typically in the context of a significant corporate event such as an acquisition or an important transition in the leadership of the Company. In connection with the Gen-Probe acquisition, we entered into a number of agreements with executives of Gen-Probe including a Retention and Severance Agreement with Mr. Hull, which is described in further detail below under “Extraordinary Elements of our Compensation Program”.

The Committee seeks to allocate the compensation of our named executive officers in a manner designed to achieve total compensation in line with the Committee’s subjective assessment of an individual’s performance and value, as well as the benchmarks established by reference to the compensation practices of companies in our peer group and where appropriate, survey data from a broader index of comparable public companies.

The following charts illustrate the allocation of fiscal 2012 compensation among base salary, target bonus and long-term incentive awards for the Company’s Chief Executive Officer and our other named executive officers as a group.

*	Excludes Mr. Hull, who became an employee on August 1, 2012 in connection with our acquisition of Gen-Probe.

How does the Committee determine the forms and amounts of compensation?

The Committee annually determines the compensation levels for our executive officers by considering several factors, including each executive officer’s roles and responsibilities, how the executive officer is performing those responsibilities, our historical and anticipated future financial performance and the compensation practices of companies in our peer group and where appropriate, survey data from a broader index of comparable public companies.

The Committee retains an independent compensation consultant. During fiscal 2012, the Committee engaged an independent compensation consulting firm, Pearl Meyer & Partners (the “Compensation Consultant”), in order to assist the Committee in the discharge of its duties. The Compensation Consultant did not perform any services for us other than as directed by the Committee. Neither the Company nor the Committee believe that the work of the Compensation Consultant raised any conflict of interest. The Committee has the authority to terminate or replace the Compensation Consultant at any time.

During fiscal 2012, the Compensation Consultant provided the Committee, among other things, with:

•	a comprehensive review of our executive compensation philosophy and strategy, including revisiting the peer group companies and the criteria for selecting peers;

•	a review of general compensation practices using survey and peer group data;

•	advice regarding competitive levels of executive base salaries, annual performance incentive awards, equity awards, executive benefits and perquisites;

•	advice regarding structuring of short- and long-term executive plans and awards;

•	a review of short-term incentive financial performance objectives;

•	updates regarding trends in executive compensation;

•	executive retention strategies;

•	a review of the Company’s risk assessment relating to its compensation programs and practices; and

•	support for the preparation of our disclosure in this proxy statement.

The Committee compares our compensation plans to those provided by the competitors in our peer group. A key task undertaken by the Compensation Consultant is to assist the Committee in constructing a tailored group of peer companies to enable the Committee to benchmark the elements of the total direct compensation (base salary, bonus and all long-term incentive plan benefits) paid to our named executive officers and other pay practices. The Committee seeks to maintain a peer group representing a broad, but reasonable, range of companies for comparison based on the following factors:

•	similarities in revenue levels and size of market capitalization;

•	similarities to the industries within which we operate (i.e. medical devices, medical equipment, technology and supplies, and diagnostic products);

•	the generally overlapping labor market for top management talent; and

•	our status as a publicly-traded, U.S.-based, non-subsidiary firm.

At the beginning of fiscal 2012, our peer group consisted of the following 17 companies:

• Alere Inc. (formerly Inverness Medical, Inc.)	• C.R. Bard, Inc.	• PerkinElmer, Inc.

• Bio-Rad Laboratories, Inc.	• DENTSLPLY International Inc.	• Perrigo Company

• CareFusion Corporation	• Edwards Lifesciences Corporation	• ResMed Inc.

• Cephalon, Inc.	• IDEXX Laboratories, Inc.	• Varian Medical Systems, Inc.

• Charles River Laboratories International, Inc.	• Intuitive Surgical, Inc.	• Waters Corporation

• The Cooper Companies, Inc.	• Kinetic Concepts, Inc.

During fiscal 2012, the Committee, with the assistance of its Compensation Consultant, reviewed the companies included within our peer group in order to monitor potential additions and subtractions to the group. As a result of this review, in May 2012, the Committee elected to adjust the peer group by removing Cephalon, Inc. and Kinetic Concepts, Inc. (due to both companies being acquired, decreasing the Company’s overall peer group by two to 15 companies). This peer group was used as a benchmark to assist the Committee in making compensation decisions after May 2012 and prior to the acquisition of Gen-Probe. At the time of selection, pre-acquisition peer group revenues ranged from $1.1 billion to $3.6 billion and market capitalization ranged from $1.7 billion to $23.0 billion. Hologic’s revenue and market capitalization approximated the median of the peer group.

Also in May 2012, the Committee, with the assistance of its Compensation Consultant, recommended revisions to the peer group should the Gen-Probe acquisition (at that time pending) be successfully completed. In consideration of the Company’s larger diagnostic presence post-acquisition, Charles River Laboratories International, Inc. and The Cooper Companies, Inc. were replaced with Hospira, Inc. and Life Technologies Corporation. This peer group was used as a benchmark to assist the Committee in making compensation decisions after the consummation of the Gen-Probe acquisition on August 1, 2012. At the time of selection, post-acquisition peer group revenues ranged from $1.3 billion to $4.1 billion and market capitalization ranged from $1.9 billion to $23.0 billion. Hologic’s pro-forma revenue, including the expected full-year revenue from Gen-Probe, approximated the median of the peer group.

The Committee determines target levels for executive base pay, short-term incentive pay, and long-term incentive pay by reference to benchmark data gathered from publicly available information regarding the compensation practices of the peer group companies listed above, and where appropriate, survey data from a broader index of comparable public companies. While the Committee attempts to base compensation decisions on the most recent market data available, it also recognizes that it must be flexible in its approach to the compensation of our executives in order to react to marketplace trends and Company-specific situations as they arise.

A comparison of each element of the compensation paid to our named executive officers to the compensation received by executives serving in similar positions at peer group companies, or where appropriate at companies comprising a broader index of public companies is presented below.

The Committee uses tally sheets. In order to assess compensation information relative to each of our named executive officers, the Committee reviews individualized tally sheets, which set forth the total direct compensation payable to executives. These tally sheets provide a breakdown of each of the various elements comprising a named executive officer’s compensation, including cash compensation (base salary and bonus), long-term incentive compensation (equity grants), and benefits payable under our Nonqualified Deferred Compensation Plan. The tally sheets also provide detailed information regarding outstanding equity awards (vested and unvested with realizable gains), as well as detailed retirement plan holdings/earnings and compensation in various termination scenarios (i.e., voluntary, involuntary, death, disability, retirement and as a result of a change of control).

Compensation Programs and Decisions

What specific decisions did the Committee make regarding the various components of our executive compensation programs for fiscal 2012 and why did the Committee make these decisions?

Short-Term Compensation Elements

Base Salary

An executive’s base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. Base salary represents the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with us. Base salary is set at the Committee’s discretion after taking into account the competitive landscape including the compensation practices of the companies in our selected peer group (and where appropriate, survey data from a broader index of comparable public companies), our business strategy, our short-term and long-term performance goals and individual factors such as position, salary history, individual performance and contribution, an individual’s length of service with us and placement within the general base salary range offered to our executive officers.

The salaries established by the Committee for our named executive officers for fiscal 2012 are set forth below.

Fiscal Year 2012 Base Salaries of Named Executive Officers

Name	FY2011 Salary	FY2012 Annual Salary		Percentage Increase	Approximate Percentile of FY2012 Salary Against Peer Group
Robert A. Cascella	$885,800	$900,000		1.6%	50%
Glenn P. Muir	$566,500	$575,000		1.5%	>75%(1)
Mark J. Casey	$350,000	$425,000	(2)	21.4%	50%
David P. Harding	$375,000	$385,000		2.7%	50%
Carl W. Hull	$—	$750,000	(3)	—	(4)

(1)	Represents comparison to other Chief Financial Officers. The Committee determined that Mr. Muir, as Executive Vice President, also served in capacities beyond that of a Chief Financial Officer.
(2)	Mr. Casey’s salary increased from $380,000 at the start of fiscal 2012 to $425,000 effective March 6, 2012, the date he was promoted to the position of Chief Administrative Officer.
(3)	Mr. Hull’s salary was established pursuant to the Retention and Severance Agreement executed on July 10, 2012 in connection with the Company’s acquisition of Gen-Probe.
(4)	The competitive analysis of executive compensation took place prior to the acquisition of Gen-Probe. Therefore Mr. Hull’s salary was not benchmarked against the peer group.

2012 Short-Term Incentive Plan

In November 2011, the Committee approved the 2012 Short-Term Incentive Plan (the “STIP”) which provided most of our key employees, including each of the named executive officers, with the opportunity to earn a performance-based cash bonus. Target bonus amounts for each of our named executive officers under the STIP, as measured as a percentage of base salary were established. The goals under the 2012 STIP included, among other things, consolidated corporate adjusted revenue and adjusted earnings per share goals.

The STIP provides that 100% of targeted payout levels will be achieved based on a combination of corporate, divisional and/or individual goals established for each participant. An individual’s bonus components and the weighting of those components are determined by such individual’s role. The maximum bonus amounts payable under the STIP were fixed at 200% of target (e.g., an individual with a target bonus equal to 75% of such individual’s base salary would be eligible to receive a bonus payment in an amount up to a 150% of such individual’s salary). The minimum bonus amounts payable under the STIP is 0% of target. Even if performance targets were achieved, the Committee reserved the right, in its sole and absolute discretion, to reduce the amount of any bonus payout to any STIP participant to reflect the Committee’s assessment of the participant’s individual performance or for any other reason.

The following table outlines the target bonus award opportunities of the named executive officers in fiscal 2012, expressed as a percent of base salary.

Name	2012 STIP Opportunity Range (Threshold-Target-Max)
Robert A. Cascella	0% - 105% - 210%
Glenn P. Muir	0% - 85% - 170%
Mark J. Casey	0% - 60% - 120%
David P. Harding	0% - 50% - 100%
Carl W. Hull	0% - 60% - 120%(1)

(1)	Mr. Hull’s Retention and Severance Agreement states that the 2012 bonus payment will be pro-rated for the number of days employed by the Company during fiscal 2012.

In establishing the STIP and the related performance goals triggering payments under the STIP, the Committee sought to directly tie incentive compensation to key financial and non-financial performance measures in order to align our strategic and financial plans with our short-term compensation policies. In setting these goals, the Committee considered our 2012 budget and investor guidance, current market conditions for our products and services, historical performance, competitor and peer performance, and the unique nature of our various operating divisions and individualized objectives sufficient to encourage each named executive officer to contribute to our overall success.

Separate from the STIP, we also established a modest discretionary bonus pool to be administered by the Committee to reward special contributions by key employees. This discretionary bonus pool is available to all employees, not just executive officers of the Company. Messrs. Cascella and Muir did not participate in this discretionary bonus pool.

In keeping with our pay for performance philosophy, payments under the STIP potentially make up a significant portion of an executive’s annual compensation thereby linking a significant component of annual compensation to both individual and Company performance.

How were 2012 bonuses determined under the STIP?

When the Committee adopted the STIP, the Committee established the various components (including Company and individual performance targets) to be measured in awarding bonuses under the STIP and the relative weighting of each component.

The components of the STIP and the relative weighting ascribed to each component for fiscal 2012 for each of our named executive officers were as follows:

2012 Short-Term Incentive Plan Components and Weighting

Executive	Corporate Adjusted Revenue(1)	Corporate Adjusted EPS(2)	Divisional Revenue(3)	Divisional Operating Income(3)	Personal Management Bonus Objectives(4)	Total
Robert A. Cascella	48%	32%	—	—	20%	100%
Glenn P. Muir	48%	32%	—	—	20%	100%
Mark J. Casey	48%	32%	—	—	20%	100%
David P. Harding	24%	16%	30%	10%	20%	100%
Carl W. Hull(5)	60%	40%	—	—	—	100%

(1)	Adjusted revenue means our consolidated revenue determined in accordance with GAAP, adjusted to remove the effect of acquisitions or dispositions that are completed during the reporting period, and therefore excludes all revenues attributable to our acquisition of Gen-Probe.
(2)	Adjusted EPS means our consolidated net income (loss) per share (on a fully diluted basis) determined in accordance with GAAP, adjusted to exclude:(i) the non-cash amortization of intangible assets and impairment of goodwill and intangible assets; (ii) acquisition-related charges, including compensation charges for contingent consideration, transaction costs, charges associated with the write-off of acquired in-process research and development, equity award costs related to the accelerated vesting of equity incentives, stay bonuses and other retention payments, the write-up of acquired inventory to fair value, fair value adjustments for contingent consideration required to be recorded as a liability under ASC 805 (Business Combinations); (iii) non-cash interest expense from the amortization of the debt discount related to convertible debt instruments with cash settlement features; (iv) closure, restructuring and divestiture charges and gains; (v) gains/charges associated with settlement of litigation; (vi) gains or losses from the extinguishment of debt (vii) one-time, nonrecurring, unusual or unanticipated charges, expenses or gains, including associated expenses, and (vii) changes in GAAP or the interpretation or application thereof. Furthermore, adjusted EPS shall be adjusted, without duplication, to eliminate other material effects of acquisitions that are completed during the reporting period, including associated revenue, and operating costs and expenses, to the extent material. Adjusted EPS excludes all revenues, gains, costs and expenses associated with our acquisition of Gen-Probe.
(3)	The performance of Mr. Harding with respect to divisional revenue and operating income was measured against targets established by the Committee.
(4)	Personal management bonus objectives were established by the Committee for Mr. Cascella and by Mr. Cascella and the Committee for the other named executive officers as outlined below.

•

Mr. Cascella: personal management bonus objectives were designed to reward the achievement of goals relating to the implementation of the Company’s strategic plan, growth through acquisition and integration of complementary businesses, and senior executive talent management and development.

•

Mr. Muir: personal management bonus objectives were designed to reward the achievement of goals relating to identification, completion and integration of acquisitions, and finance and internal control talent management and development.

•

Mr. Casey: personal management bonus objectives were designed to reward the achievement of goals relating to litigation resolution, acquisition and integration of complementary businesses, regulatory compliance and reimbursement, and legal talent management and development.

•

Mr. Harding: personal management bonus objectives were designed to reward the achievement of divisional goals relating to the completion and integration of international acquisitions, and international business unit talent management and development.

•	Mr. Hull did not have personal management bonus objectives as he joined the Company on August 1, 2012 upon the completion of the Gen-Probe acquisition.

(5)	Because Mr. Hull did not join the Company until August 1, 2012, his STIP award was calculated 60% based on adjusted revenue and 40% based on adjusted EPS, multiplied by the applicable performance factor.

2012 Short-Term Incentive Plan Financial Performance Objectives

The following table outlines the threshold, target and maximum financial performance objectives for the 2012 short-term incentive plan:

Financial Performance Objectives	Threshold Performance (0%)	Target Performance (100%)	Maximum Performance (200%)
Corporate Adjusted Revenue	< $1.87 billion	$1.95 billion (1)	$2.16 billion
Corporate Adjusted EPS	< $1.31 per share	$1.40 per share (2)	$1.65 per share
Divisional Revenue (3)	Varies by division- < 70% of target	Varies by division	Varies by division- 125% of target
Divisional Operating Income (4)	Varies by division- < 70% of target	Varies by division	Varies by division- 125% of target

(1)	This revenue target represented an increase of approximately 9.0% from the Company’s adjusted revenue of $1.79 billion in fiscal 2011.
(2)	This EPS target represented an increase of approximately 10.2% from the Company’s adjusted earnings per share of $1.27 in fiscal 2011.
(3)	Mr. Harding’s divisional revenue target applicable to the Company’s international performance was $413.0 million.
(4)	Mr. Harding’s divisional operating income target applicable to the Company’s international performance was $125.0 million.

The Committee believed the performance targets underlying the Revenue and Adjusted EPS components of the STIP were achievable based on internal budgeting and forecasting. The Committee further believed that due to the difficult economic environment within which we would be operating throughout fiscal 2012, achievement of these performance targets would continue to represent a significant achievement.

Bonus awards for named executive officers are calculated by:

•	first determining the overall funding level of the STIP pool based upon the Company’s performance against the established Company adjusted revenue and adjusted EPS thresholds;

•	assuming the Company achieved at least one of the minimum thresholds, determining the funding level of the divisional performance and personal management bonus objectives components of the STIP;

•

multiplying the relative weight of each STIP component by the percentage of the bonus amount payable with respect to the achievement of each STIP component, ranging from 0% to a maximum of 200% (with 100% at target) and as shown on the tables below;

•	adding the sum of each of the foregoing percentages;

•

multiplying this sum by the bonus target as a percentage of the base salary of the applicable named executive officer and then multiplying the resulting percentage by the base salary of the applicable named executive officer; and

•	adding the dollar amount of any additional bonus awarded by the Committee from the discretionary bonus pool separately administered by the Committee to reward special contributions by key employees.

During fiscal 2012, we achieved adjusted revenues of approximately $1.91 billion and adjusted earnings per share of $1.37. Our fiscal 2012 adjusted revenue was below our STIP adjusted revenue of $1.95 billion target, and corresponded to a 70% payout on our performance grid established by the Committee for that component. Our adjusted earnings per share was below our STIP adjusted earnings per share target of $1.40 and corresponded to an 85% payout with respect to that component. Based upon these results, the Committee calculated a 76% overall payout level for the STIP.

During fiscal 2012, Mr. Harding achieved 98% of his divisional revenue target and 82% of his divisional operating income target. As a result, the Committee determined to award an 89% payout for the divisional performance components of the STIP to Mr. Harding.

In reviewing the personal management bonus objectives of Messrs. Cascella, Muir, Casey and Harding and their respective performances against these objectives, the Committee awarded payouts ranging from 76% to 100% for the personal management bonus objectives component of the STIP to each of these named executive officers.

The charts below show the relative weight of each component of the STIP with respect to the named executive officers and the percentage of the bonus amount payable to each named executive officer with respect to the applicable component of the STIP.

Company Adjusted Revenue Component of Total STIP Award

	Column A	Column B	Column C

Name	Relative Weight of Company Adjusted Revenue Component as % of Total STIP Award	Percentage of Bonus Amount Payable Relative to Company Adjusted Revenue Component of STIP	Product of Column A and Column B
Robert A. Cascella	48%	70%	33.6%
Glenn P. Muir	48%	70%	33.6%
Mark J. Casey	48%	70%	33.6%
David P. Harding	24%	70%	16.8%
Carl W. Hull(1)	60%	70%	42.0%

(1)	Because Mr. Hull did not join the Company until August 1, 2012, his STIP award was calculated 100% based on Company adjusted revenue and adjusted EPS multiplied by the applicable performance factor.

Company Adjusted EPS Component of Total STIP Award

	Column A	Column B	Column C

Name	Relative Weight of Company Adjusted EPS Component as % of Total STIP Award	Percentage of Bonus Amount Payable Relative to Company Adjusted EPS Component of STIP	Product of Column A and Column B
Robert A. Cascella	32%	85%	27.2%
Glenn P. Muir	32%	85%	27.2%
Mark J. Casey	32%	85%	27.2%
David P. Harding	16%	85%	13.6%
Carl W. Hull(1)	40%	85%	34.0%

(1)	Because Mr. Hull did not join the Company until August 1, 2012, his STIP award was calculated 100% based on Company adjusted revenue and adjusted EPS multiplied by the applicable performance factor.

Divisional Revenue and Divisional Operating Income Components of Total STIP Award

	Column A	Column B	Column C

Name	Relative Weight of Divisional Revenue and Divisional Operating Income Components as % of Total STIP Award	Percentage of Bonus Amount Payable Relative to Divisional Revenue and Divisional Operating Income Component of STIP	Product of Column A and Column B
David P. Harding	40%	67.9%	27.1%

Personal Management Bonus Objectives Component of Total STIP Award

	Column A	Column B	Column C

Name	Relative Weight of Personal Management Bonus Objectives Component as % of Total STIP Award	Percentage of Bonus Amount Payable Relative to Personal Management Bonus Objectives Component of STIP	Product of Column A and Column B
Robert A. Cascella	20%	100%	20.0%
Glenn P. Muir	20%	100%	20.0%
Mark J. Casey	20%	76%	15.2%
David P. Harding	20%	76%	15.2%
Carl W. Hull(1)	—	—	—

(1)	Because Mr. Hull did not join the Company until August 1, 2012, personal management bonus objectives were not a component of his STIP award for fiscal 2012.

The chart below shows the total payments made under the STIP for fiscal 2012 to our named executive officers. The amounts represented in Column Z below represent additional discretionary cash bonus amounts awarded by the Committee upon the recommendation of Mr. Cascella to Messrs. Casey and Harding.

Total Fiscal Year 2012 STIP Payments to Named Executive Officers

	Column U	Column V	Column W	Column X	Column Y		Column Z

Name	Sum of Column C %s	Bonus Target as % of Base Salary	Product of Column V and Column U	FY2012 Base Salary	Product of Column W and Column X (1)		Dollar Amount of Additional Discretionary Bonus	Total Bonus Amount
Robert A. Cascella	80.8%	105%	84.8%	$900,000	$763,560		—	$763,560
Glenn P. Muir	80.8%	85%	68.7%	$575,000	$394,910		—	$394,910
Mark J. Casey	76.0%	60%	45.6%	$425,000	$193,800		$1,200	$195,000
David P. Harding	72.7%	50%	36.4%	$385,000	$140,009		$49,991	$190,000
Carl W. Hull	76.0%	60%	45.6%	$750,000	$55,282	(2)	$—	$55,282

(1)	Reflects the actual calculation and not as if calculated using the percentages in the tables, which have been rounded.
(2)	Mr. Hull’s STIP award for fiscal 2012 has been pro-rated to reflect his employment period with the Company.

2013 Synergy Bonus Plan

In November 2012, the Committee approved the Synergy Plan. The Synergy Plan provides performance-based awards for eligible employees, subject to a maximum limit. Targeted payout levels are based upon the achievement of cost synergy goals established by the Committee. The Committee believes that the targets established for fiscal 2013 are achievable and consistent with the Company’s internal budgeting for the year. The maximum bonus payouts are 170% of targeted payout levels (e.g., an individual with a targeted payout level of 50% of annual base salary target would be eligible for an 85% payout). The Committee reserves the right, in its sole discretion, to decrease any bonus payouts to any participant under the Synergy Plan regardless of the level of cost synergy goals that have been achieved. The Synergy Plan also contains a feature that permits payments for fiscal 2012 achievements. Fiscal 2013 bonuses under the Synergy Plan will be reduced by any amounts awarded in November 2012. In recognition of their integration efforts and accomplishments during fiscal 2012 Messrs. Casey and Harding received bonus payments under the Synergy Plan in November 2012 of $50,000 and $40,000, respectively. Targeted payout levels for Messrs. Casey and Harding for integration accomplishments achieved during fiscal year 2013 are $200,000 and $125,000, respectively, before taking into effect the payouts made in fiscal 2012. Messrs. Cascella, Muir and Hull are not eligible to receive awards under the Synergy Plan.

Long-Term Compensation Elements

The Committee considers total cash and equity compensation when setting compensation levels for our named executive officers and attempts to balance short-term and long-term components of its compensation plans and programs. Our long-term compensation programs currently consist of equity grants (typically awarded in November of each fiscal year in respect of the then current fiscal year) in the form of stock options and restricted stock units, each of which are subject to five- and four-year annual vesting, respectively, and contributions to our executives made under our nonqualified deferred compensation plan (typically made in November of each fiscal year in respect of the recently completed fiscal year), which vest in equal installments over a three-year period. The Company adopted stock ownership guidelines for our Chief Executive Officer and independent directors in December 2011. Details regarding this program are set forth under the heading titled “Stock Ownership Guidelines” in this Compensation Discussion and Analysis.

Fiscal 2012 Annual Equity Grants

As part of the annual review of our equity compensation program, the Committee considered a variety of long-term equity incentive structures. For fiscal 2012, we continued our practice of allocating 75% of the total value of our long-term annual equity awards to senior executives in stock options and 25% in restricted stock units. The Committee believes weighting our long-term equity awards in favor of stock options aligns the incentives of our executives with the interests of our stockholders and our long-term performance by directly tying a large portion of the value that may be realized from our equity compensation to an increase in our stock price.

Stock options granted as part of our annual equity grant vest 20% annually until they become fully vested on the fifth anniversary of the grant date, have a seven-year term, and are subject to the terms and conditions set forth in our form of employee Stock Option Agreement. Any vested stock options may only be exercised by an executive upon payment of the underlying option exercise price (whether in cash or in kind through the forfeiture of a portion of the option grant as permitted pursuant to the underlying Stock Option Agreement). Stock options granted as part of our annual equity grants made in November 2011 in respect of fiscal 2012 were granted at an exercise price of $17.09, the fair market value of shares of our Common Stock as of the date these options were granted.

Restricted stock units granted as part of our annual equity grant vest 25% annually until they become fully vested on the fourth anniversary of the grant date and are subject to the terms and conditions set forth in our form of employee restricted stock unit agreement. Only vested restricted stock units can be exchanged for shares of our Common Stock.

The annual equity awards granted to our named executive officers in November 2011, and a benchmark of these awards against the annual long-term incentive awards granted to executives in our peer group (and where appropriate, survey data from a broader index of comparable public companies), are set forth below:

FY2012 Annual Long-Term Compensation Grants made in November 2011

Name	Stock Options Awarded as a Component of FY2012 Annual Equity Grants (1)	Restricted Stock Units Awarded as a Component of FY2012 Annual Equity Grants	Grant Date Fair Value of FY2012 Annual Equity Grants (2)	Approximate Percentile of Total FY2012 Annual Long- Term Compensation Grants Against Peer Group
Robert A. Cascella	402,112	51,336	$3,466,934	49%
Glenn P. Muir	117,895	15,051	$1,016,465	49%
Mark J. Casey	42,968	5,485	$370,453	43%(3)
David P. Harding	43,541	5,558	$375,390	45%(3)
Carl W. Hull(4)	—	—	—	—

(1)	These stock options have an exercise price of $17.09 per share, the fair market value of shares of our Common Stock as of the date these options were granted.

(2)	This column shows the full grant date fair value of restricted stock units and stock options under U.S. generally accepted accounting principles as of the date of grant. For restricted stock units, fair value is calculated using the closing price of our Common Stock, $17.09, on the grant date. The assumptions used to calculate the fair value of stock options are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 29, 2012.
(3)	The long-term incentive awards granted to Messrs. Casey and Harding were not benchmarked against the peer group as a result of the lack of publicly available compensation information pertaining to executives serving in similar roles to Messrs. Casey and Harding at peer group companies. The Committee compared the long-term incentive awards granted to Messrs. Casey and Harding against a broader index of survey data gathered from comparable public companies.
(4)	Mr. Hull did not receive a FY2012 annual long-term compensation grant as he became an employee on August 1, 2012 in connection with our acquisition of Gen-Probe where he had served as president and chief executive officer. However, under his Retention and Severance Agreement, Mr. Hull received a grant of 133,333 restricted stock units, with a fair market value of $18.75 per share, on the date of acquisition, and this award fully vests on November 1, 2013.

The total equity awards we granted to all employees in fiscal 2012, including those granted to our named executive officers set forth above, consisted of an aggregate of 3,950,130 stock options and restricted stock units. These grants were consistent with the Committee’s intent to limit the number of shares we grant as long-term incentive awards to between 1.5% and 2% of our outstanding Common Stock during any fiscal year. For these grants, the actual percentage of our outstanding Common Stock was approximately 1.5%.

Promotion Restricted Stock Units

In connection with our promotion of Mr. Casey to Chief Administrative Officer on August 6, 2012, we granted Mr. Casey an additional 5,089 restricted stock units, with a grant date fair value of $99,999, based upon the $19.65 per share closing price of our Common Stock on that date. These restricted stock units vest 25% annually until they become fully vested on the fourth anniversary of the grant date.

Nonqualified Deferred Compensation Plan (“DCP”) Contributions

Our DCP is a non-qualified retirement plan that provides our executives with benefits in excess of what may be provided under our 401(k) Savings and Investment Plan. As an element of our long-term incentive compensation program, the DCP is intended to assist in the retention of eligible executives by providing them with additional compensation in the form of retirement benefits.

Our DCP permits executives to contribute up to 75% of their base salary and 100% of their annual bonus to a supplemental retirement account. In addition, we retain the ability to make annual discretionary contributions to the DCP. Each DCP contribution we make for an executive is subject to a three-year vesting schedule, such that 1/3rd of each contribution vests annually and each contribution is fully vested three years after the contribution is made. Our contributions become fully vested upon death, disability or a change of control. Elective contributions made by the participant are 100% vested.

The annual equity awards and DCP contributions granted to our named executive officers in November 2011 are set forth below:

FY2012 DCP Contributions made in November 2011

Name	Discretionary DCP Contributions in respect of FY 2012
Robert A. Cascella	$225,000
Glenn P. Muir	$125,000
Mark J. Casey	$75,000
David P. Harding	$75,000
Carl W. Hull	$—	(1)

(1)	Mr. Hull did not receive a FY2012 DCP contribution as he was not employed by us in November 2011. Mr. Hull became an employee on August 1, 2012 in connection with our acquisition of Gen-Probe.

Fiscal 2013 Annual Equity Grants

In November 2012, after the conclusion of fiscal 2012, the Committee awarded annual fiscal 2013 long-term incentive equity grants to our key employees, including our named executive officers as set forth below.

FY2013 Annual Long-Term Compensation Grants Made in November 2012

Name	Stock Options Awarded as a Component of FY2013 Annual Equity Grants (1)	Restricted Stock Units Awarded as a Component of FY2013 Annual Equity Grants	Grant Date Fair Value of FY2013 Annual Equity Grants (2)	Approximate Percentile of Total Annual FY2013 Annual Long-Term Compensation Grants Against Peer Group
Robert A. Cascella	404,978	48,464	$3,821,640	52%
Glenn P. Muir	126,227	15,105	$1,191,148	55%
Mark J. Casey	73,632	8,811	$694,828	41%
David P. Harding	33,309	11,958	$472,647	52	%(3)
Carl W. Hull	28,050	10,070	$398,023	44%

(1)	These stock options have an exercise price of $19.86 per share, the fair market value of shares of our Common Stock as of the date these options were granted.
(2)	This column shows the full grant date fair value of restricted stock units and stock options under U.S. generally accepted accounting principles as of the date of grant. For restricted stock units, fair value is calculated using the closing price of our Common Stock, $19.86, on the grant date.
(3)	The long-term incentive award granted to Mr. Harding was not benchmarked against the peer group as a result of the lack of publicly available compensation information pertaining to executives serving in a similar role to Mr. Harding at peer group companies. The Committee compared the long-term incentive award granted to Mr. Harding against a broader index of survey data gathered from comparable public companies.

Fiscal 2013 Market Stock Unit Grants

In November 2012, in recognition of their extraordinary efforts in support of our fiscal 2012 achievements and the continuing work that will be required to support our acquisition and integration of Gen-Probe, the Committee awarded MSU grants to Messrs. Cascella and Muir in the amounts of 51,733 shares and 25,866 shares, respectively. The fair value of these units was estimated to be $18.49 per unit as of the date of grant using a lattice model with a Monte Carlo simulation, for a total value of the awards to Messrs. Cascella and Muir of $956,543 and $478,262, respectively. These MSUs are restricted stock units with the number of units earned based on the Company’s Common Stock price performance from September 29, 2012, the last day of fiscal 2012, to the vesting date. The vesting date of the MSUs is September 26, 2015, the last day of fiscal 2015, subject to acceleration in certain limited circumstances. If the Common Stock price target is achieved (measured as 30-calendar day average as of the vesting date), 100% of the MSUs will vest. If the Common Stock price performance on the vesting date is below the defined target all of the MSUs will be forfeited. The maximum payout for MSUs is set at 200% of the shares granted, and is earned when performance is at or above 200% of the original 30-calendar day average. The plan provides for interpolation between the target and maximum based on the actual outcome. At the vesting date, the earned awards are settled in shares of our stock.

Stock Ownership Guidelines

To further align our interests with those of our stockholders, in December 2011, the Board, upon the recommendation of the Committee, approved the implementation of stock ownership guidelines for our Chief

Executive Officer, Mr. Cascella, and our independent directors. Under the guidelines, Mr. Cascella is expected to have equity ownership in the Company in the range of three times his then current base salary. Mr. Cascella is expected to achieve this equity ownership level within five years of the adoption of these guidelines. Information regarding ownership guidelines for our independent directors can be found in the Directors Compensation section of this proxy statement.

Employee Benefits

401(k) Savings and Investment Plan

We sponsor a 401(k) Savings and Investment Plan, which is a qualified retirement plan offered to all qualifying employees, including our named executive officers, that permits eligible employees to elect to defer a portion of their compensation on a pre-tax basis. In fiscal 2012, we matched 100% of the first 3% and 50% of the next 2% of each participant’s deferrals to the 401(k) Savings and Investment Plan up to an amount equal to 4% of the first $250,000 earned by a named executive officer.

Perquisites

During fiscal 2012, we provided each of the named executive officers with an automobile allowance in the following amounts, a portion of which are related to business use:

Automobile Allowances in FY2012

Name	Automobile Allowance in FY2012
Robert A. Cascella	$10,787
Glenn P. Muir	$11,302
Mark J. Casey	$7,998
David P. Harding	$7,200
Carl W. Hull	$—

Our named executive officers also participate in our other benefit plans on the same terms as our other employees. These plans include medical and dental insurance, life insurance, short- and long-term disability insurance programs as well as customary vacation, leave of absence and other similar policies. Relocation benefits are also reimbursed but are individually negotiated when they occur.

Change of Control and Severance Agreements

The Committee believes that it is in our best interests as well as the best interests of our stockholders to offer change of control and severance benefits to our executive officers. We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives. The Committee believes that providing change of control and severance benefits to senior executives eliminates or at least reduces, any reluctance of senior management to pursue potential change of control transactions that may be in the best interests of stockholders. In addition, the income security provided by competitive change of control and severance arrangements helps eliminate any distraction caused by uncertain personal financial circumstances during the negotiations of a potential change of control transaction, a period during which we will require focused and thoughtful leadership to ensure a successful outcome.

Senior Executive Officer Change of Control Agreements

In connection with our succession planning, on November 11, 2009, the Committee approved new change of control agreements for each of Messrs. Cascella and Muir (the “Senior Executive Change of Control Agreements”). These agreements superseded and replaced long standing prior change of control agreements entered into with these executives.

The Senior Executive Change of Control Agreements provide that if a change of control occurs during the term of the agreement, and within the three-year period following the consummation of such change of control (the “Employment Period”), we terminate the employment of the executive for reasons other than death, disability (as defined) or cause (as defined), or the executive resigns for good reason (as defined), then (i) the executive shall have the right to receive a lump sum cash payment equal to the executive’s accrued compensation through the date of such executive’s termination, (ii) the executive shall be entitled to receive, within 30 days of the date of such executive’s termination, a lump sum cash payment equal to the product of 2.99 times the sum of the executive’s annual base salary and highest annual bonus, and (iii) all of the executive’s stock options, restricted stock units and other equity awards will become immediately and fully vested, and any options (or other similar awards) shall remain exercisable for the shorter of the remaining term of the award or a period of one year following the executive’s termination. The term “highest annual bonus” is defined as the greater of (i) the average of annual bonuses paid to the executive over the three fiscal years preceding the fiscal year in which the change of control occurs, (ii) the annual bonus paid to the executive in the fiscal year preceding the fiscal year in which the change of control occurs or (iii) the maximum bonus award opportunity determined in accordance with our bonus plan for the fiscal year preceding the fiscal year in which the change of control occurs. We also continue to provide health and dental benefits to the executive for the remaining term of the Employment Period. The Senior Executive Change of Control Agreements do not provide for any change of control benefits, including the acceleration of equity awards, if the Senior Executive remains employed by the Company or otherwise voluntarily terminates his employment other than for death, disability or cause (as defined).

If the executive dies during the Employment Period, then his heirs or estate is entitled to be paid an amount equal to all accrued and unpaid compensation through date of termination, pro-rata highest annual bonus (as defined) based on the number of days elapsed during the fiscal year through the date of executive’s death, continuation of certain welfare benefits for the remaining term of the Employment Period and a cash payment equal to the sum of his annual base salary and the highest annual bonus. If the executive is disabled during the Employment Period, he is entitled to all of the payments and benefits described in the preceding sentence.

If the executive is entitled to a payment or benefit under the Senior Executive Change of Control Agreements that is subject to the 280G excise tax, there will be no excise tax gross-up and the change of control payments and benefits shall be limited to the following, whichever yields the highest net after-tax amount: (i) the amount of any payments, benefits or other compensation (collectively the “Company Payments”) provided by the Senior Executive Change of Control Agreements or (ii) one dollar less than the amount of the Company Payments that would subject the executive to the excise tax imposed by Section 280G.

The initial term of each Senior Executive Change of Control Agreement extends until December 31, 2012; provided, that, commencing on December 31, 2010 and each December 31st thereafter, the term of each agreement will automatically be extended for an additional three years unless, not later than thirty (30) days prior to each December 31, we provide notice that we do not wish to extend the Senior Executive Change of Control Agreement. If we provide such notice, then the agreement will continue in effect for a period of two years from the applicable December 31.

Senior Vice President Change of Control Agreements

On November 10, 2008, the Committee approved our entry into change of control agreements for each of our senior vice presidents who was not as of such time already party to a change of control agreement (the “SVP Change of Control Agreements”).

The SVP Change of Control Agreements provide that if we consummate a change of control and during the two-year period following the consummation of such change of control we terminate the employment of the senior vice president for reasons other than death, disability or cause (a “double trigger” arrangement), the senior vice president shall be entitled to receive, within 30 days of the date of such senior vice president’s termination:

•

all accrued obligations then owed to the senior vice president (including any portion of the senior vice president’s base salary earned but not yet paid through the date of termination, the product of (x) the senior vice president’s average annual bonus and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365 and any other accrued and unpaid compensation, expense reimbursements and any accrued and vested pension, welfare and fringe benefits subject to and in accordance with the terms of the applicable plan or policy);

•

a lump sum in cash equal to the product of one times the sum of such senior vice president’s annual base salary and average annual bonus in respect of each of the three fiscal years immediately preceding the fiscal year in which the change of control occurs (annualized for any period of less than twelve full months of employment); and

•	continued health and dental benefits (on the same basis as for other similarly situated employees) for the twelve month period following termination.

The SVP Change of Control Agreements further provide that all unvested stock options, restricted stock units or stock appreciation rights held by the senior vice president shall become immediately exercisable following the senior vice president’s termination date, and any options (or other similar awards) shall remain exercisable for the shorter of the remaining term of the award or a period of one year following the executive’s termination.

If the senior vice president is entitled to a payment or benefit under an SVP Change of Control Agreement that is subject to the Section 280G excise tax, then a calculation will be completed to determine which of the following yields the highest net after-tax amount: (i) the amount of any payments, benefits or other compensation (collectively the “SVP Company Payments”) provided by the SVP Change of Control Agreements or (ii) one dollar less than the amount of the SVP Company Payments that would subject the executive to the excise tax imposed by Section 280G.

The initial term of each SVP Change of Control Agreement extends until December 31, 2011; provided, that, commencing on January 1, 2011 and each January 1st thereafter, the term of each SVP Change of Control Agreement will automatically be extended for an additional year unless, not later than thirty (30) days prior to each January 1, we provide notice that we do not wish to extend the SVP Change of Control Agreement. Each SVP Change of Control Agreement will continue in effect for a period of two years beyond the term provided therein if a change of control occurs during such term.

Messrs. Casey and Harding are each party to an SVP Change of Control Agreement with the Company. In connection with the acquisition of Gen-Probe, we entered into a Change of Control Agreement with Mr. Hull effective August 1, 2012. The terms of Mr. Hull’s Change of Control Agreement are consistent with the terms of the SVP Change of Control Agreement described above.

The amount of the estimated payments and benefits payable to each of our named executive officers, assuming a change of control of Company as of the last day of fiscal 2012, is shown in the table on page 41 under the heading “Potential Payments Upon Change of Control.”

Severance Agreements

In October 2007 and May 2006, we entered into severance agreements with each of Messrs. Cascella and Muir, respectively. These severance agreements provide that if the executive is terminated by us without cause or resigns for good reason, then he is entitled to receive certain benefits, including (i) a lump sum cash payment equal to the executive’s accrued compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay, (ii) a pro- rated bonus for the year in which the executive was terminated, (iii) a one-year continuation of the executive’s previous year’s salary and payment of an amount equal to the executive’s previous year’s bonus divided by the number of payroll periods during such one-year severance period and (iv) a one-year continuation of the executive’s medical and dental benefits. In the event any payments and benefits provided under the agreement are subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.

The severance pay and benefits provided under these severance agreements are in lieu of any other severance or termination pay to which the executive may be entitled under any of our other severance or termination plans, programs or arrangements. In the event that the executive remains a party to a change of control agreement with us and such agreement results in the payment of benefits to the executive as the result of a change of control, then he will not receive any compensation under his severance agreement.

Beyond our agreements with Messrs. Muir and Cascella, our Retention and Severance Agreement with Mr. Hull, as described below, contains severance benefits.

Retention and Severance Agreement with Mr. Hull

In connection with the acquisition of Gen-Probe, we entered into a Retention and Severance Agreement (“Retention Agreement”), dated July 10, 2012, with Mr. Hull, the then president and chief executive officer of Gen-Probe. The Retention Agreement became effective upon the consummation of the Gen-Probe acquisition on August 1, 2012.

The Retention Agreement provided that, upon the consummation of the Gen-Probe acquisition (the “Effective Date”), Mr. Hull would become Senior Vice President and General Manager of our Diagnostics line of business, and an executive officer, reporting to our President and Chief Executive Officer. Upon the effective date of the Retention Agreement, and in connection with the Gen-Probe acquisition, Mr. Hull’s employment agreement, as amended and restated, with Gen-Probe was terminated and Mr. Hull relinquished all rights under that agreement. If Mr. Hull’s employment agreement with Gen-Probe was not terminated, then pursuant to its terms and the terms of the Gen-Probe acquisition, upon the closing of the Gen-Probe acquisition, Mr. Hull’s employment as president and chief executive officer would have been terminated and Mr. Hull would have become entitled to receive as a matter of right: (i) an amount equal to three times his current annual base salary of $780,000 (or $2,340,000); (ii) an additional amount equal to three times the highest annual bonus paid to Mr. Hull during the three-year period prior to termination, which was $690,000 (or $2,070,000); and (iii) an additional amount equal to the highest annual bonus paid to Mr. Hull during the three-year period prior to termination, pro-rated to the date of termination (or $402,500). Mr. Hull would also have been entitled under his Gen-Probe employment agreement to receive, at Gen-Probe’s expense, the continuation of health care coverage for up to one year and life insurance for two years. Mr. Hull relinquished all rights to the foregoing benefits under his Gen-Probe employment agreement upon the Effective Date.

Under the Retention Agreement, Mr. Hull will receive an annual salary of $750,000 and be eligible to participate in our annual Short-Term Incentive Plan, with a 2012 bonus target amount of 60% of his base salary, subject to the terms and conditions of such plan, pro-rated for the number of days he will have been employed by us during fiscal 2012.

The Retention Agreement further provides that Mr. Hull will be paid a retention bonus of $3.2 million if he remains continuously employed by us through November 1, 2013 (the “Retention Date”), subject to earlier payment in certain circumstances. In addition, we issued Mr. Hull restricted stock units with a value of $2.5 million on the Effective Date based upon the then trading price of our Common Stock. These restricted stock units vest on the Retention Date unless previously accelerated.

Either Mr. Hull or Hologic may terminate Mr. Hull’s employment at any time, subject to the terms of the Retention Agreement. If Mr. Hull’s employment is terminated by us prior to November 1, 2013 for “cause” (as defined in the Retention Agreement) or as a result of Mr. Hull’s disability or death, then we will pay Mr. Hull his then-accrued compensation only. If Mr. Hull’s employment is terminated by us on or prior to November 1, 2013 without “cause” or is terminated by Mr. Hull for “good reason” (as defined in the Retention Agreement), then we will pay Mr. Hull all accrued compensation, the Retention Bonus (as defined in the Retention Agreement), a lump sum cash amount equal to two times Mr. Hull’s base salary and target annual bonus, and all restricted stock units granted pursuant to the Retention Agreement will immediately vest. If Mr. Hull terminates his employment with us prior to November 1, 2013 without “good reason,” then we will pay Mr. Hull, in addition to all accrued compensation, a lump sum cash amount equal to two times Mr. Hull’s base salary and target annual bonus.

If Mr. Hull’s employment is terminated after November 1, 2013 by us without “cause” or by Mr. Hull for any reason, then we will pay Mr. Hull any unpaid accrued compensation (including the Retention Bonus) and a lump sum cash amount equal to two times Mr. Hull’s base salary and target annual bonus. If Mr. Hull’s employment is terminated after November 1, 2013 by us for “cause” or as a result of Mr. Hull’s disability or death, then we will pay Mr. Hull any unpaid accrued compensation (including the Retention Bonus) and a lump sum cash amount equal to two times Mr. Hull’s base salary and target annual bonus.

In the event that any payment or benefits to Mr. Hull under the Retention Agreement would be subject to the excise tax imposed upon certain change of control payments under federal tax laws, Mr. Hull will receive the greater of: (i) the amount of any payments, benefits or other compensation that would otherwise have been due under the Retention Agreement or (ii) one dollar less than the amount of such payments, benefits, and other compensation that would subject Mr. Hull to the excise tax.

Tax and Accounting Considerations

The Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements. Section 162(m) of the Code generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to its named executive officers (other than the Chief Financial Officer) exceeding $1 million, unless such compensation qualifies as performance-based compensation under that Section. Base salaries, time vested restricted stock, time vested retention and transition payments, and discretionary or subjectively determined bonus awards generally do not qualify as performance-based compensation. In March 2008, our stockholders approved our 2008 Equity Incentive Plan that permits us to satisfy the performance-based requirements under Section 162(m). We have structured certain of the awards under our short-term incentive plans, those relating to the achievement of targets based on our consolidated revenue and adjusted earnings per share, generally to qualify as performance-based compensation under our 2008 Equity Incentive Plan and Section 162(m). However, to the extent that we adopt a plan, or otherwise make adjustments to such benefits more than 90 days after the commencement of a fiscal year, such payments in excess of the Section 162(m) threshold will not qualify.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Hologic, Inc. (the “Company”), have reviewed and discussed the Compensation Discussion and Analysis set forth above with management of the Company, and based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this report.

Compensation Committee:

Sally W. Crawford

David R. LaVance, Jr.

Nancy L. Leaming

Elaine S. Ullian

Wayne Wilson

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS AND DIRECTORS

Executive Compensation Summary

The following table presents information regarding compensation of each of the named executive officers for services rendered during 2012, 2011 and 2010. A description of our compensation policies and practices as well as a description of the components of compensation payable to our named executive officers is included above under “Compensation Disclosure and Analysis.”

SUMMARY COMPENSATION TABLE

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)		Total ($)
Robert A. Cascella	2012	899,727		877,332	2,589,602	763,560	—	256,883		5,387,104
President and Chief Executive Officer	2011	885,403	—	749,987	2,246,615	902,187	—	1,254,107	(7)	6,038,299
	2010	845,462	—	1,212,498	3,634,963	325,080	—	300,944		6,318,947

Glenn P. Muir	2012	574,837	—	257,221	759,244	394,910	—	163,409		2,149,621
Executive Vice President, Finance and Administration and Chief Financial Officer	2011	566,246	—	293,745	879,921	467,079	—	165,761		2,372,752
	2010	544,615	—	662,492	1,986,115	168,300	—	211,708		3,573,230

Mark J. Casey	2012	404,346	1,200	193,737	276,714	243,800	—	105,049		1,224,846
Senior Vice President, General Counsel and Secretary	2011	350,000	85,000	87,498	262,101	169,500	—	101,035		1,055,134

David P. Harding	2012	384,808	49,991	94,986	280,404	180,009	—	160,892	(8)	1,151,090
Senior Vice President and General Manager, International	2011	375,000	45,000	92,493	277,083	196,125	—	135,367		1,121,068
	2010	366,692	7,000	549,916	356,781	108,000		130,082		1,518,471

Carl W. Hull	2012	109,615	—	2,499,994	—	55,282	—	75,264	(9)	2,740,155
Senior Vice President and General Manager, Diagnostics

(1)	Reflects position as of September 29, 2012. Mr. Casey was not a named executive officer in 2010. Mr. Hull became an employee on August 1, 2012 in connection with our acquisition of Gen-Probe.
(2)	Represents discretionary bonuses allocated under our discretionary bonus pool.
(3)	The amount included in the “Stock Awards” column represents the grant date fair value of restricted stock units, or RSUs, granted during the respective fiscal year. These RSUs vest over time and the values have been determined under U.S. generally accepted accounting principles, which are the values used for purposes of our consolidated financial statements. The fair value of RSUs is calculated using the closing price of our Common Stock on the grant date.
(4)	The amount included in the “Options Awards” column represents the grant date fair value of all stock options granted during the respective fiscal year. These stock options vest over time and have a seven-year term. The values have been determined under U.S. generally accepted accounting principles, which are the values used for purposes of our consolidated financial statements. For stock option valuations, we use a binomial lattice model to determine the grant date fair value. The valuation model requires the use of certain underlying assumptions, which are based on management’s best estimates. The key assumptions used in the valuation of stock options include: expected stock price volatility, expected life of the stock option, the risk-free interest rate and dividend yield. For a detailed description of the assumptions used to calculate the grant date fair value, see Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 29, 2012.
(5)	Represents performance-based cash payments under our short-term incentive plans.

(6)	All other compensation includes contributions made by us under our Nonqualified Deferred Compensation Plan (as detailed under “Nonqualified Deferred Compensation” below), matching contributions made by us to our 401(k) Savings and Investment Plan, automobile allowance, financial planning, and the portion of health care insurance premiums paid by the Company.
(7)	Includes a retention payment of $1.0 million that became payable as a result of the executive remaining employed by us until October 22, 2010 pursuant to the terms of a Retention and Severance Agreement executed in October 2007.
(8)	Includes international family travel accommodations in the amount of $50,121.
(9)	Includes reimbursement of attorney’s fees paid by Mr. Hull in connection with the execution of his Retention and Severance Agreement in the amount of $69,868.

GRANTS OF PLAN-BASED AWARDS

							All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
		Estimated Possible Payouts
		Under Non-Equity Incentive
		Plan Awards
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)
Robert A. Cascella		0	945,000		1,890,000
	11/9/2011						51,336			877,332
	11/9/2011							402,112	17.09	2,589,602

Glenn P. Muir		0	488,750		977,500
	11/9/2011						15,051			257,221
	11/9/2011							117,895	17.09	759,244

Mark J. Casey		0	255,000		510,000
	11/9/2011						5,485			93,738
	11/9/2011							42,968	17.09	276,714
	8/6/2012						5,089			99,999

David P. Harding		0	192,500		385,000
	11/9/2011						5,558			94,986
	11/9/2011							43,541	17.09	280,404

Carl W. Hull		0	72,776	(2)	145,552	(2)
	8/1/2012						133,333			2,499,994

(1)	This column shows the full grant date fair value of RSUs and stock options under U.S. generally accepted accounting principles granted to our named executive officers. For RSUs, fair value is calculated using the closing price of our Common Stock on the grant date. The assumptions used to calculate the fair value of stock options are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 29, 2012.
(2)	Calculated on a pro-rata basis for the time period employed by Hologic.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Robert A. Cascella	87,500			1.92	2/17/2013
	120,000			3.56	11/06/2013
	144,000	36,000	(2)	33.31	1/16/2015
	168,600	112,400	(4)	14.50	11/13/2015
	246,020	369,033	(5)	15.75	11/11/2016
	73,418	293,676	(7)	16.82	11/10/2017
		402,112	(8)	17.09	11/09/2018
						22,750	(9)	460,005
						38,492	(10)	778,308
						33,442	(12)	676,197
						51,336	(13)	1,038,014

Glenn P. Muir	280,000			3.56	11/6/2013
	60,000			11.73	9/15/2015
	112,000	28,000	(2)	33.31	1/16/2015
	117,600	78,400	(4)	14.50	11/13/2015
	134,424	201,636	(5)	15.75	11/11/2016
	28,755	115,023	(7)	16.82	11/10/2017
		117,895	(8)	17.09	11/09/2018
						15,750	(9)	318,465
						21,031	(10)	425,247
						13,098	(12)	264,842
						15,051	(13)	304,331
Mark J. Casey	23,064			18.30	1/26/2013
	8,208			13.89	5/25/2014
	10,878	3,628	(3)	14.87	1/16/2015
	24,000	16,000	(4)	14.50	11/13/2015
	16,486	24,729	(5)	15.75	11/11/2016
	8,565	34,262	(7)	16.82	11/10/2017
		42,968	(8)	17.09	11/09/2018
						3,250	(9)	65,715
						2,579	(10)	52,147
						23,333	(11)	471,793
						3,902	(12)	78,898
						5,485	(13)	110,907
						5,809	(14)	102,900

David P. Harding	17,096	5,700	(3)	14.87	1/16/2015
	76,890			17.97	10/3/2015
	8,000	16,000	(4)	14.50	11/13/2015
	16,486	24,729	(5)	15.75	11/11/2016
	8,000	12,000	(6)	15.08	1/28/2017
	9,055	36,220	(7)	16.82	11/10/2017
		43,541	(8)	17.09	11/09/2018
						3,250	(9)	65,715
						2,579	(10)	52,147
						33,333	(11)	673,993
						4,125	(12)	83,408
						5,558	(13)	112,383

Carl W. Hull		496,292	(15)	15.35	2/10/2019
						133,333	(16)	2,695,993

(1)	Based upon the closing price of $20.22, which was the closing market price on the Nasdaq Global Select Market of our Common Stock on September 28, 2012, the last trading day of our Common Stock in fiscal 2012.
(2)	These stock options were granted on January 16, 2008 and vest over five years in equal annual installments through January 16, 2013.

(3)	These stock options were granted on April 5, 2009 and vest over four years in equal annual installments through April 5, 2013.
(4)	These stock options were granted on November 13, 2008 and vest over five years in equal annual installments through November 13, 2013.
(5)	These stock options were granted on November 11, 2009 and vest over five years in equal annual installments through November 11, 2014.
(6)	These stock options were granted on January 28, 2010 and vest over five years in equal annual installments through January 28, 2015.
(7)	These stock options were granted on November 10, 2010 and vest over five years in equal annual installments through November 10, 2015.
(8)	These stock options were granted on November 9, 2011 and vest over five years in equal annual installments through November 9, 2016.
(9)	These RSUs were granted on November 13, 2008 and vest over four years in equal annual installments through November 13, 2012.
(10)	These RSUs were granted on November 11, 2009 and vest over four years in equal annual installments through November 11, 2013.
(11)	These RSUs were granted on June 28, 2010 and vest in full on June 28, 2013.
(12)	These RSUs were granted on November 10, 2010 and vest over four years in equal annual installments through November 10, 2014.
(13)	These RSUs were granted on November 9, 2011 and vest over four years in equal annual installments through November 9, 2015.
(14)	These RSUs were granted on August 6, 2012 and vest over four years in equal annual installments through November 6, 2016.
(15)	These stock options were originally granted by Gen-Probe on February 10, 2012 and were assumed by Hologic in connection with its acquisition of Gen-Probe. The stock options and exercise price were converted using the predefined formula in the agreement and plan of merger. The stock options vest over four years in four equal installments through February 10, 2016.
(16)	These RSUs were granted on August 1, 2012 in connection with the acquisition of Gen-Probe and fully vest on November 1, 2013.

OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting	Value Realized On Vesting ($) (2)
Robert A. Cascella	62,500		1,070,875	53,143	936,771
Glenn P. Muir	500,000	(3)	7,911,599	30,632	541,362
Mark J. Casey	10,416	(3)	2,969	5,840	102,893
David P. Harding	96,086	(3)	101,460	5,914	104,157
Carl W. Hull	—		—	—	—

(1)	Value realized is calculated based on the difference between the closing market price of our Common Stock on the date of exercise and the exercise price.
(2)	Value realized is calculated based on the number of shares vested multiplied by the closing price of our Common Stock on the date of vesting. This calculation does not account for shares withheld for tax purposes, but rather represents the gross value realized.
(3)	Represents the exercise by Messrs. Muir, Casey and Harding of options expiring during fiscal 2012 covering 500,000, 10,416, and 42,266 shares of our Common Stock, respectively.

POTENTIAL PAYMENTS UPON CHANGE OF CONTROL

Name	Potential Payment on Change of Control ($) (1)		Accelerated Vesting of Company DCP Contributions ($) (2)	Share Awards ($) (1) (3)	Health and Welfare Benefits ($) (1) (4)	Total ($)
Robert A. Cascella	8,342,100		278,278	7,502,139	16,626	16,139,143
Glenn P. Muir	4,641,975		158,553	3,422,735	49,657	8,272,920
Mark J. Casey	619,833		85,828	1,354,809	11,051	2,071,521
David P. Harding	580,375		85,560	1,541,311	16,552	2,223,798
Carl W. Hull	6,918,385	(5)	—	5,112,935	13,313	12,044,633

(1)	Benefits and payments calculated assuming the executive’s employment was terminated by us without cause or by the executive for good reason on September 29, 2012 following a change of control and payable as a lump sum.
(2)	Under the terms of our DCP (see discussion below), employer contributions to the DCP are fully vested in the event of a change of control.
(3)	Assumes a change of control price of $20.22, which was the closing market price on the Nasdaq Global Select Market of our Common Stock on September 28, 2012, the last trading day for our Common Stock in fiscal 2012.
(4)	Includes medical and dental benefits.
(5)	Under the terms of his Retention and Severance Agreement, Mr. Hull would be entitled to certain benefits upon termination of his employment by us without cause or by Mr. Hull for good reason, without regard to whether a change of control has occurred, including the acceleration of his then unpaid retention and termination payments. The retention payment under this agreement is $3.2 million, which will become payable as a lump sum as of November 1, 2013, and the termination payment is $2.4 million, which is payable as a lump sum upon termination.

The terms and conditions of Mr. Hull’s Retention and Severance Agreement and our change of control agreements with Messrs. Cascella, Muir, Casey, Harding and Hull are discussed above under “Compensation Discussion and Analysis.”

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert A. Cascella	451,094	225,000	394,035	—	2,172,004
Glenn P. Muir	456,660	125,000	465,096	—	3,322,401
Mark J. Casey	40,435	75,000	109,071	—	659,301
David P. Harding	19,241	75,000	88,784	—	565,859
Carl W. Hull(2)	—	—	1,676	—	346,104

(1)	These contributions were determined and paid in fiscal 2012.
(2)	The amounts listed for Mr. Hull pertain to a historical Gen-Probe deferred compensation plan. There were no fiscal 2012 registrant contributions for Mr. Hull as he was not employed by Hologic when such contributions were determined and made.

Effective as of March 15, 2006, we adopted a Nonqualified Deferred Compensation Plan (the “DCP”), to provide non-qualified retirement benefits to a select group of our senior management and highly compensated employees including the named executive officers. The DCP is a deferred compensation plan that permits the named executive officers to elect to contribute up to 75% of their annual base salary and 100% of their annual bonus to their DCP. In addition, we have the discretion to make annual discretionary contributions on behalf of participants in the DCP. Contributions made by us are subject to a three-year vesting schedule, such that each contribution is one-third vested each year and are fully-vested three years after the contribution is made. Our contributions become fully vested upon death or disability of the participant or a change of control. Voluntary contributions made by the named executive officers are 100% vested.

A separate DCP account is established for each named executive officer and each account is credited with earnings, if any, based on the performance of mutual funds in which the account is invested. The obligations under the DCP are our general unsecured obligations to pay money in the future. We established a rabbi-trust as a source of funds which can satisfy the obligations under the DCP. A named executive officer has no rights to any assets held by the rabbi-trust, except as general creditors. A named executive officer’s rights to any amounts credited to his DCP account may not be alienated, sold, transferred, assigned, pledged, attached or otherwise encumbered by the named executive officer and may also pass upon his death pursuant to a beneficiary designation in accordance with the terms of the DCP.

A named executive officer is entitled to his DCP benefits upon the earlier of his normal retirement date (as defined in the DCP) or termination of his employment. DCP benefits will be equal to the total of the following: the named executive officer’s deferrals and the vested portion of our discretionary contributions, plus earnings thereon. DCP benefits are paid in lump sum, or at the named executive officer’s election, in annual installments for a period of up to fifteen years. Distributions of DCP benefits will be made on or about January 15th immediately following the earlier of the named executive officer’s normal retirement date or termination of employment, or, if later, forty-five days following the earlier of his normal retirement date or termination of employment. In certain instances, the Internal Revenue Code of 1986, as amended, requires that distribution not be made to a named executive officer until six months after his separation from service. The named executive officer may also elect to receive a portion of his/her deferrals while continuing to be employed by us, subject to making an election at the time that he elects to make a contribution to the DCP. A named executive officer may also receive a distribution if he suffers an unforeseeable emergency in accordance with the Internal Revenue Code of 1986, as amended.

DIRECTOR COMPENSATION

The following table sets forth the compensation of our directors for the fiscal year ended September 29, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1) (2)	Total ($)
Sally W. Crawford	123,400	87,497	87,496	298,393
David R. LaVance, Jr.	189,600	87,497	87,496	364,593
Nancy L. Leaming	138,800	87,497	87,496	313,793
Lawrence M. Levy	130,200	87,497	87,496	305,193
Christiana Stamoulis	102,400	262,492	262,460	627,352
Elaine S. Ullian	124,800	87,497	87,496	299,793
Wayne Wilson	128,200	87,497	87,496	303,193

(1)

The value of Stock Awards and Option Awards represents the grant date fair value of such award. The fair value of Stock Awards, which are RSUs, is based on the closing price of our Common Stock on the grant date. The fair value of Option Awards, which are stock options, is determined by use of a binomial lattice model. The valuation model requires the use of certain underlying assumptions, which are based on management’s best estimates. The key assumptions used in the valuation of stock options include: expected stock price volatility, expected life of the stock option, the risk-free interest rate and dividend yield. For a detailed description of the assumptions used to calculate the grant date fair value of stock options, see Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 29, 2012.

(2)	The aggregate number of stock awards and option awards held by each director (representing unexercised option awards, both exercisable and unexercisable, and unvested RSUs) at September 29, 2012 is as follows:

Name	Number of Shares Subject to Option Awards Held (#)	Number of Units of Stock that have not Vested (#)
Sally W. Crawford	159,983	4,997
David R. LaVance, Jr.	150,031	4,997
Nancy L. Leaming	179,983	4,997
Lawrence W. Levy	235,983	4,997
Christiana Stamoulis	44,224	16,442
Elaine S. Ullian	159,983	4,997
Wayne Wilson	184,587	4,997

Cash Compensation. During fiscal 2012, each non-employee director was entitled to receive the following cash compensation:

•	Annual Payments.

•	An annual cash payment of $60,000, payable $15,000 per quarter.

•

An annual cash payment for the chairperson of the Audit Committee of $20,000, payable $5,000 per quarter, and an annual cash payment for the chairperson of each of the Compensation Committee, Corporate Development Committee and Nominating and Corporate Governance Committee of $12,000, payable $3,000 per quarter.

•

An annual cash payment for a non-employee director serving as Chairman of the Board of $60,000, payable $15,000 per quarter, provided that if the Chairman of the Board also serves as the chairperson of one of the Company’s committees, the Chairman of the Board shall not receive the annual retainer for service as a chairperson of such committee.

•	Board Meeting Fees.

•	$2,500 for each meeting of the Board at which the non-employee director was physically present.

•	$1,000 for each meeting of the Board at which the non-employee director participated by telephone.

•	Committee Meeting Fees.

•

$2,500 for each meeting of the Audit Committee, Compensation Committee, Corporate Development Committee and Nominating and Corporate Governance Committee at which the non-employee director was physically present, if the meeting was held on a day other than the day of a meeting of the Board and $600 if held on the same day as the meeting of the Board, but no fee if the committee meeting was held at the same time or immediately in conjunction with the meeting of the Board.

•	$1,000 for each meeting of a committee of the Board at which the non-employee director participated by telephone.

Equity Awards to Directors. Under our compensation program for non-employee directors, each non-employee director will, as of the date the director is first elected to the Board, receive an automatic equity compensation award having a value of $350,000 (as determined under generally accepted accounting principles) as of the date the director is first elected to the Board. Of this initial equity compensation award, $175,000 will consist of RSUs of the Company and $175,000 will consist of options to purchase Common Stock of the Company. The RSUs and the options will vest over a three-year period and the options will have a term of seven years. In addition, each non-employee director will, on January 1 of each year, receive an annual equity compensation grant having a value of $175,000 (as determined under generally accepted accounting principles) on the date of the award grant consisting of 50% RSUs and 50% options to purchase Common Stock of the Company. The RSUs and options will vest over a one-year period. In January 2012, each of our non-employee directors received these annual equity compensation grants.

Fiscal 2013 Director Compensation. Effective for fiscal 2013, non-employee director compensation was revised to provide that (i) a non-employee director serving as Chairman of the Board will receive cash compensation of $90,000, payable $22,500 per quarter, subject to the same proviso regarding service as the chairperson of one of the Company’s committees, (ii) a non-employee director serving as Chairman of the Board will, on January 1 of each year, receive an annual equity compensation grant having a value of $225,000 (as determined under generally accepted accounting principles) on the date of the award grant consisting of 50% RSUs and 50% options to purchase Common Stock of the Company, such RSUs and options will vest over a one-year period, and (iii) the annual cash payment for the chairperson of the Compensation Committee will be $20,000, payable $5,000 per quarter.

Stock Ownership Guidelines. Under our stock ownership guidelines for non-employee directors, each such director is expected within five years of the later of his or her election to the Board or the adoption of the guidelines to have equity ownership in the Company in the range of three times the then current annual base cash retainer for non-employee directors.

CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS

Robert A. Cascella. In fiscal 2012, we paid Mr. Cascella’s wife cash compensation in the aggregate amount of approximately $273,000, which primarily consisted of salary and commissions, and awarded her 292 RSUs valued at $4,990 at issuance for services rendered to the Company in her capacity as an Account Manager.

Review, Ratification and Approval. As provided in the charter of our Audit Committee, the Audit Committee reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of disinterested independent directors). The non-exclusivity of this delegation provides the Board with flexibility to address the particular circumstances of any related-party transaction. For example, certain related-party transactions involving compensation, including the compensation of Ms. Cascella, is approved by the Compensation Committee. Additionally, if one or more members of the Audit Committee are otherwise conflicted, or for any other reason, the Board reserves the right to establish a separate committee of disinterested independent directors to review a particular transaction. Regardless of the deliberative body of disinterested independent directors reviewing a related-party transaction, the standard applied in reviewing such transaction is whether the transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances. The Board generally considers related-party transactions to be those transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

EQUITY COMPENSATION PLAN INFORMATION

As of December 29, 2012, there were 19,033,429 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $17.86 per share and with a weighted average remaining term of 4.42 years. In addition, there were a total of 4,277,952 shares subject to outstanding stock unit awards, of which 4,200,353 related to RSUs and 77,599 related to MSUs, that remain subject to forfeiture. As of December 29, 2012, there were 1,768,005 shares available for future issuance under those plans.

The table below sets forth certain information as of the end of our fiscal year ended September 29, 2012 regarding the shares of our Common Stock available for grant or granted under stock option plans and equity incentives that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	21,479,028	$17.49	5,350,158
Equity compensation plans not approved by security holders(3)	139,335	$6.30	—

Total	21,618,363	$17.40	5,350,158

(1)	Includes 3,579,681 shares that are issuable upon RSUs vesting. The remaining balance consists of outstanding stock option grants.
(2)	The weighted average exercise price does not take into account the shares issuable upon outstanding RSUs vesting, which have no exercise price.
(3)	Includes the following plans: 1997 Employee Equity Incentive Plan and 2000 Acquisition Equity Incentive Plan. A description of each of these plans is as follows:

1997 Employee Equity Incentive Plan. The purposes of the 1997 Employee Equity Incentive Plan (the “1997 Plan”), adopted by the Board in May 1997, were to attract and retain key employees, consultants and advisors, to provide an incentive for them to assist us in achieving long-range performance goals, and to enable such person to participate in our long-term growth. In general, under the 1997 Plan, all employees, consultants, and advisors who were not executive officers or directors were eligible to participate in the 1997 Plan. The 1997 Plan is administered by our Compensation Committee. Participants in the 1997 Plan are eligible to receive non-qualified stock options, stock appreciation rights, restricted stock and performance shares. A total of 4,400,000 shares of our Common Stock were reserved for issuance under the 1997 Plan. Of the shares reserved for issuance under the 1997 Plan, options to purchase 60,760 shares are outstanding as of September 29, 2012. In September 2005, our Compensation Committee determined that no further awards would be made under this plan and cancelled all remaining 332,168 shares available for issuance under the 1997 Plan that were not subject to outstanding stock option awards.

2000 Acquisition Incentive Plan. The purpose of the 2000 Acquisition Equity Incentive Plan (the “2000 Plan”), adopted by the Board in April 2001, was to attract and retain (a) employees, consultants and advisors, of newly acquired businesses who have been or were being hired as employees, consultants or advisors of our company or any of our consolidated subsidiaries, and (b) employees, consultants and advisors, of our company who have or were anticipated to provide significant assistance in connection with the acquisition of a newly acquired business or its integration with our company, and to provide such persons an incentive for them to achieve long-range performance goals, and to enable them to participate in our long-term growth. In general, under the 2000 Plan, only employees, consultants and advisors who were not officers or directors of our company were eligible to participate in the 2000 Plan. The 2000 Plan was administered by our Compensation Committee. Participants in the 2000 Plan were eligible to receive non- qualified stock options, stock appreciation rights, restricted stock and performance shares. A total of 3,200,000 shares of our Common Stock were reserved for issuance under the 2000 Plan. Of the shares reserved for issuance under the 2000 Plan, options to purchase 78,575 shares were outstanding as of September 29, 2012. In September 2005, our Compensation Committee determined that no further awards would be made under this plan and cancelled all remaining 835,408 shares available for issuance under the 2000 Plan that were not subject to outstanding stock option awards.

PROPOSAL NO. 2

HOLOGIC, INC. AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

Summary of the Proposal

Effective March 11, 2008 we adopted the Hologic, Inc. 2008 Equity Incentive Plan, (the “2008 Equity Incentive Plan”). On January 9, 2013, our Board, subject to stockholder approval at the annual meeting, approved the amendment and restatement of the 2008 Equity Incentive Plan (the “A&R 2008 Equity Incentive Plan”). At the annual meeting, our stockholders will be requested to consider and act upon a proposal to approve such amendment and restatement.

Our Compensation Committee and our Board believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. As of December 29, 2012, 1,768,005 shares were available under the 2008 Equity Incentive Plan for issuance to our employees and the 2008 Equity Incentive Plan terminates on March 11, 2018. If the A&R 2008 Equity Incentive Plan is not approved by our shareholders, we believe based on current projections that the pool of remaining shares currently available for issuance may not be sufficient to cover our fiscal 2014 annual equity awards, contemplated to be granted in November 2013. Upon adoption, the maximum aggregate number of shares of our Common Stock available for issuance under the A&R 2008 Equity Incentive Plan would be 21,500,000, reflecting an increase of 11,500,000 shares, and the term of the A&R 2008 Equity Incentive Plan would be March 5, 2023. We are also proposing to permit the Compensation Committee greater flexibility in designing compensation elements under the A&R 2008 Equity Incentive Plan.

On the Record Date, the market price of our Common Stock, the class of stock underlying all options, awards and purchases subject to the A&R 2008 Equity Incentive Plan, was $22.35 per share as reported on the Nasdaq Global Select Market.

The A&R 2008 Equity Incentive Plan is being submitted for approval to our stockholders in accordance with the requirements of the Nasdaq Stock Market to qualify certain plan awards under Code Section 162(m), and to obtain favorable tax treatment for incentive stock options, or ISOs, under Code Section 422.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on the approval of the A&R 2008 Equity Incentive Plan at our annual meeting is required to approve the A&R 2008 Equity Incentive Plan. Abstentions and broker “non-votes” will not have any effect on the proposal to approve the A&R 2008 Equity Incentive Plan.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the amendment and restatement of the Hologic, Inc. 2008 Equity Incentive Plan.

Summary of the A&R 2008 Equity Incentive Plan

A summary of the A&R 2008 Equity Incentive Plan is set forth below. The full text of the A&R 2008 Equity Incentive Plan is attached to this Proxy Statement as Appendix B.

Purpose. The purpose of the A&R 2008 Equity Incentive Plan is to attract and retain employees and directors to provide an incentive for them to assist us in achieving our long-range performance goals, and to enable them to participate in our long-term growth.

Effective Date. The A&R 2008 Equity Incentive Plan will become effective on the date of our annual meeting of stockholders, if it is approved by our stockholders.

Term. The term of the A&R 2008 Equity Incentive Plan expires on the tenth anniversary of its effective date.

Securities to be Offered and Eligible Participants. The A&R 2008 Equity Incentive Plan is proposed to provide for the issuance of a maximum of 21,500,000 shares pursuant to the grant of options (“Options”); restricted shares (“Restricted Stock Awards”); and other awards, including, without limitation, RSUs, deferred shares, performance shares, stock units, stock appreciation rights and stock or phantom stock awards (together with Options and Restricted Stock Awards, “Stock Based Awards”) to our and our subsidiaries’ and parents’ employees, consultants, directors, executive officers and any other persons who our Board has determined to have made (or is expected to make) contributions to our company. All of our employees, executive officers and non-employee directors are eligible to participate in the A&R 2008 Equity Incentive Plan. No employee may be granted awards under the A&R 2008 Equity Incentive Plan in any fiscal year pursuant to which such employee would be entitled to receive more than 3,000,000 shares or our Common Stock.

The shares of our Common Stock available for issuance under the A&R 2008 Equity Incentive Plan are subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations. Shares subject to an award that expires or is terminated, unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded will again be available for award under the A&R 2008 Equity Incentive Plan.

Administration. The A&R 2008 Equity Incentive Plan is administered by our Board. Our Board may, to the extent permitted by applicable law, delegate any or all of its powers under the A&R 2008 Equity Incentive Plan to a committee or subcommittee of our Board. The A&R 2008 Equity Incentive Plan is currently administered by the Compensation Committee of our Board.

Options. Subject to the provisions of the A&R 2008 Equity Incentive Plan, our Board may award options and has the authority to select the optionees and determine the terms of the options granted, including: (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option, (iv) the duration of the option and (v) the time, manner and form of payment upon exercise of an option. As provided under the A&R 2008 Equity Incentive Plan, the number of shares of our Common Stock underlying a stock option and the exercise price thereof will continue to adjust when we effect a stock split, stock dividend, merger or similar event.

The exercise price per share for each option, including both ISOs and nonqualified stock options, or NQSOs, to be granted under the A&R 2008 Equity Incentive Plan may not be less than the fair market value per share of our Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock, the price per share for such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of our Common Stock on the date of grant. In no event may our Board amend an outstanding option agreement to reduce the exercise price or otherwise re-price or institute an option exchange program, unless such action is approved by our stockholders.

Each option granted will expire on the date specified by our Board, but not more than (i) ten years from the date of grant in the case of options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock. Generally, no ISO may be exercised more than 90 days following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a maximum of 180 days after such termination.

Restricted Stock Awards. Subject to provisions of the A&R 2008 Equity Incentive Plan, our Board may grant shares of restricted stock to participants with such restricted periods and other conditions as our Board may determine and for no cash consideration or such other consideration as may be required by applicable law or by our Board. Our Board determines the exercise price per share for Purchases under the A&R 2008 Equity Incentive Plan.

Other Stock Based Awards. Subject to the provisions of the A&R 2008 Equity Incentive Plan, our Board may award stock awards, which may be designated as award shares based upon certain conditions, securities convertible into our Common Stock, stock appreciation rights, phantom stock awards, performance stock, deferred stock, RSUs, shares of our Common Stock not subject to any restrictions, other stock units, or other awards. Our Board determines the exercise price per share for Awards under the A&R 2008 Equity Incentive Plan. Prior to settlement or forfeiture, a restricted stock unit or other stock unit agreement may, at the Board’s discretion, provide a right to dividend equivalents. No other form of award under the A&R 2008 Equity Incentive Plan will give rise to dividend rights, voting rights, or other rights as a shareholder with respect to any shares of Common Stock covered by a participant’s award prior to the issuance of such shares.

Performance and Annual Incentive Awards. Section 162(m) of the Code limits publicly-held companies such as our company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The A&R 2008 Equity Incentive Plan is designed to permit the Compensation Committee to grant awards, which may include cash bonuses or other compensation in addition to Stock Based Awards and that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

1.	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

2.	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

3.	the material terms under which the compensation is to be paid must be disclosed to and approved by stockholders of the corporation before payment is made in a separate vote (this approval is accomplished by the stockholders’ approval of the A&R 2008 Equity Incentive Plan); and

4.	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (1) above) is deemed satisfied, and the certification requirement (summarized in (4) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the A&R 2008 Equity Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified domestic or international subsidiaries or business units of our company (except with respect to the total stockholder return and earnings per share criteria), may be used by the Compensation Committee in establishing performance goals: economic value added; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; cash flow; earnings per share; operating income; operating income before income taxes; net income; net income before income taxes; operating margin; ratio of debt to stockholder’s equity; reduction of debt, return on equity; return on assets; revenue; and total shareholder return; or any other individual company business-related objective that is objectively determinable within the meaning of Section 162(m) and Treasury Regulations promulgated thereunder including, but, not limited to, market penetration, total market capitalization and enterprise value, business retention, new product generation, cost controls and targets (including costs of capital), customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, implementation of business process controls and recruiting and retaining personnel. The performance goals associated with the business criteria can be measured on an absolute basis or relative to a group of companies, entities, or other forms of external benchmarks. The Compensation Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set and measured individually, alternatively or in any combination and may be applied to our company as a whole or to a specified subsidiary or business unit and measured on an absolute basis or relative to a pre-established target to a previous period’s result or to a designated comparison group. The business criteria relating to financial performance may be subject to adjustment, as determined by the Compensation Committee, including, without limitation, to remove the effect of (i) charges for restructurings and divestitures, asset impairments (including, but not limited to, goodwill, intangible assets, property, plant and equipment, inventory, in-process research and development, and cost-method investments) or discontinued operations, (ii) the payment of bonuses, (iii) non-cash charges such as the amortization of intangible assets or equity compensation, (iv) the effects of business combinations, including transaction, integration and retention costs, contingent consideration charges, the impact of fair value adjustments related to inventory, property, plant and equipment, and unbilled accounts receivable, (v) non-cash interest expense related to the amortization of the debt discount for convertible debt securities, (vi) gains/losses from the exchange or extinguishment of debt, (vii) litigation settlement charges and gains, (viii) items of gain, loss or expense, determined to be extraordinary or unusual in nature or infrequent in occurrence, (iv) items of gain, loss or expense related to the disposal or acquisition of a product-line, segment or business, or (x) items of gain, loss or expense related to any change in accounting principles during the applicable performance period. A “performance period” shall be a calendar year, fiscal year of our Company or other longer or shorter period designated by the Compensation Committee.

General Provisions. Each grant of Stock Based Awards, performance-based awards and annual incentive-based awards shall be evidenced by a written document delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the A&R 2008 Equity Incentive Plan as our Board considers necessary or advisable. Each type of grant may be made alone, in addition to, or in relation to any other type of grant. The terms of each type of award need not be identical and our Board need not treat participants uniformly. Our Board may amend, modify or terminate any outstanding grant, including substituting therefor another award, changing the date of exercise or realization and converting an ISO to a NQSO, provided that the participant’s consent to such action shall be required unless our Board determines that the action would not materially and adversely affect the participant, provided, however, in no event may our Board or our company amend or modify any outstanding award to lower the award, exercise or conversion price applicable to such award or otherwise cancel an outstanding award for the purpose of repricing, replacing or regranting such award previously granted for cash or other consideration, unless such action is approved by our stockholders.

Our Board may amend, suspend or terminate the A&R 2008 Equity Incentive Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations. Our Board may also create a sub plan under the A&R 2008 Equity Incentive Plan to comply with the laws and regulations of any foreign country in which we may seek to grant options and awards to persons eligible to participate in the A&R 2008 Equity Incentive Plan.

Our Board will determine the effect on an award of the death, disability, retirement or other termination of employment of a participant and the extent to which and period during which the participant’s legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder. Grants under the A&R 2008 Equity Incentive Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution or, with respect to any awards other than ISOs, pursuant to a qualified domestic relations order or to certain trusts or other estate planning vehicles.

Our Board, in its discretion, may take certain actions in the event of a change of control of our company, including (i) providing for the acceleration of any time period relating to the exercise or realization of the grant, (ii) providing for the repurchase of the grant for an amount equal to the difference of (x) the consideration received per share for the securities underlying the grant in the change of control minus (y) the per share exercise price of such securities, (iii) adjusting the terms of the award in order to reflect the change of control, (iv) causing the award to be assumed, or new rights substituted therefor, by another entity, (v) providing for the termination of the award, or (vi) making such other provision as our Board may consider equitable and in our best interest, provided that, in the case of an action taken with respect to an outstanding award, the participant’s consent to such action shall be required unless our Board determines that the action, taking into account any related action, would not materially and adversely affect the participant.

United States Federal Income Tax Consequences

The following discussion of the United States federal income tax consequences of the issuance of awards granted under the A&R 2008 Equity Incentive Plan is based upon the provisions of the Code, current regulations adopted and proposed thereunder, and existing administrative rulings and pronouncements of the Internal Revenue Service (the “IRS”). It is not intended to be a complete discussion of all of the United States federal income tax consequences of the A&R 2008 Equity Incentive Plan or of all of the requirements that must be met in order to qualify for the described tax treatment. The A&R 2008 Equity Incentive Plan provides Hologic with broad discretion to grant many different types of awards. The discussion below illustrates the United States federal income tax consequences of only some of the types of awards Hologic is permitted to make under the A&R 2008 Equity Incentive Plan. Depending on the type of award granted under the A&R 2008 Equity Incentive Plan, the United States federal income tax consequences to Hologic and recipients of awards could materially differ from the discussion below. In addition, because the tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances and the type of award granted, each recipient should consider his or her personal situation and consult with his or her tax advisor with respect to the specific tax consequences applicable to each recipient. No information is provided in the discussion below about municipal, state, or foreign tax laws.

Incentive Stock Options.

An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

An option holder will recognize taxable income upon the disposition of the shares received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a “disqualifying disposition” will be taxable as long-term capital gain. A “disqualifying disposition” means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option price under another stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount actually realized on the disposition over (b) the option exercise price, will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the option holder’s holding period for the shares. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

In addition to the tax consequences described above, the exercise of incentive stock options may result in an “alternative minimum tax” under the Code. The Code provides that an “alternative minimum tax” will be applied against a taxable base which is equal to “alternative minimum taxable income,” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the incentive stock option exceeds the exercise price is included in the option holder’s alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an incentive stock option may be entitled to a tax credit against his or her regular tax liability in later years. Because of the many adjustments that apply to the computation of the alternative minimum tax, it is not possible to predict the application of such tax to any particular option holder. An option holder may owe alternative minimum tax even though he or she has not disposed of the shares or otherwise received any cash with which to pay the tax.

Hologic will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, Hologic will generally be entitled to a deduction for United States federal income tax purposes in an amount equal to the taxable ordinary income recognized by the holder, provided Hologic reports the income on a Form W-2 or 1099 (whichever is applicable) that is timely provided to the option holder and filed with the IRS.

Nonqualified Stock Options.

An option holder will not recognize any taxable income upon the grant of a NQSO under the A&R 2008 Equity Incentive Plan. Generally, an option holder recognizes ordinary taxable income at the time a NQSO is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

However, if Hologic imposes restrictions on the Common Stock received upon exercise, which do not permit the recipient to transfer the shares to others and that require the recipient to return the shares to Hologic at less than fair market value upon termination of employment (a “risk of forfeiture”), the date on which taxable income (if any) is recognized will be the date on which the stock becomes “freely transferable” or not subject to risk of forfeiture (the “Recognition Date”). In this circumstance, the option holder will generally recognize ordinary taxable income on the Recognition Date (as opposed to the exercise date) in an amount equal to the excess of the fair market value of the shares at that time over the exercise price.

Despite this general rule, in the case of a risk of forfeiture, the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later date. The option holder’s holding period for purposes of determining the appropriate capital gains rate applicable to a subsequent sale of the stock will also be impacted by a Section 83(b) election. In order to be effective, the Section 83(b) election must be filed with Hologic and the IRS within 30 days of exercise.

Hologic will generally be entitled to a deduction for United States federal income tax purposes in an amount equal to the ordinary taxable income recognized by the option holder, provided Hologic reports the income on a Form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

When an option holder subsequently disposes of the shares of Common Stock received upon exercise of a NQSO, he or she will recognize long-term or short-term capital gain or loss (depending upon the holding period), in an amount equal to the difference between (i) the sale price and (ii) the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the NQSO. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

An option holder who pays the exercise price for a NQSO, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for United States federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above.

Any NQSOs having an exercise price less than the fair market value of the Common Stock at the time such options are granted may be considered deferred compensation subject to Section 409A of the Code. Section 409A provides rules regarding the timing of deferred compensation payments. Independent of the tax treatment described above, a failure to meet the requirements of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock.

The recipient of restricted stock will generally not recognize income at the time that shares subject to such restrictions are issued, unless a Section 83(b) election (described below) is made. Absent a Section 83(b) election, recipients of restricted shares will recognize income at the time the restrictions are removed from the shares. In such event, recipients will recognize ordinary income on the date the restrictions are removed in an amount equal to the excess of the then fair market value of such shares over the purchase price (if any) paid for such shares. The tax basis in the shares with respect to which restrictions are removed will be equal to the sum of the amount paid for such shares plus the amount of ordinary income recognized by the recipient. The holding period for such shares for purposes of determining whether any capital gain or loss is short term or long term will begin just after the restrictions are removed (absent a Section 83(b) election).

Recipients will generally recognize capital gain or loss on a sale or exchange of the shares. The gain or loss will equal the difference between (i) the proceeds received on the sale or exchange and (ii) the adjusted tax basis in the shares. The gain or loss recognized on a sale or exchange of the shares will be long-term capital gain or loss if the shares are held for more than one year. The deductibility of capital losses is subject to limitation.

If a recipient makes a Section 83(b) election with respect to the shares, the recipient will recognize ordinary compensation income at the time the shares are issued and not when the restrictions are removed from such shares. In such event, the tax basis in the shares would equal their fair market value on the date issued, and the holding period for the shares would begin just after such date. However, if property for which a Section 83(b) election is in effect is forfeited while substantially non-vested, such forfeiture shall be treated as a sale or exchange upon which there is realized a loss equal to the excess (if any) of: (1) the amount paid (if any) for such property, over, (2) the amount realized (if any) upon such forfeiture. The advisability of making a Section 83(b) election will depend on various factors and each recipient’s individual circumstances. Recipients are urged to consult with his or her own tax advisors regarding whether, where and how to make a Section 83(b) election. Recipients who decide to do so must make a Section 83(b) election no later than the 30th day following the issuance of the shares and, once made, such election generally would be irrevocable by a recipient.

Any distributions that Hologic makes in respect of the vested shares (or shares subject to a valid Section 83(b) election) will be treated as dividends, taxable to recipients as ordinary income, to the extent paid out of Hologic’s current or accumulated earnings and profits. If the distribution exceeds Hologic’s current or accumulated earnings and profits, such excess will be treated first as a tax-free return of the recipient’s investment, up to the recipient’s basis in the shares. Any remaining excess will be treated as capital gain. Any distributions that Hologic makes in respect of substantially non-vested shares (i.e., shares subject to a risk of forfeiture and on which no valid Section 83(b) election has been made) will be compensation income to the recipient and not a dividend.

Hologic will generally be entitled to a compensation deduction for United States federal income tax purposes in an amount equal to, and at the same time as, the ordinary income recognized by recipients. Hologic will report the income on a Form W-2 or 1099, whichever is applicable, and will recognize a deduction in such amount.

Other Stock Based Awards.

A person who receives an award of Common Stock generally will have taxable income at the time the shares are received (i) in an amount equal to the excess of the then fair market value of such shares over the purchase price (if any) paid for such shares, if the Common Stock is not subject to restrictions, or (ii) as described in the preceding paragraphs for restricted stock, if the shares are subject to restrictions. The tax treatment of a stock award that consists of other rights will depend on the provisions of the award. It may be immediately taxable if there are no restrictions on the receipt of the cash or other property that the stock award represents, or the tax consequences may be deferred if the receipt of cash or other property for the stock award is restricted, or subject to vesting or performance goals. In those situations in which a participant receives property subject to restrictions, the participant may wish to make a Section 83(b) election, as described above. At the time that the holder of the stock award has ordinary income, Hologic will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

Performance and Annual Incentive Awards.

The award of a performance or annual incentive award will have no United States federal income tax consequences for us or for the recipient. The payment of the award is taxable to a recipient as ordinary income. If Hologic complies with applicable reporting requirements and with the requirements of Section 162(m) of the Code, Hologic will be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income.

Section 162(m) of the Code places a $1 million annual limit on the compensation deductible by Hologic paid to certain of its executives. The limit, however, does not apply to performance-based compensation. To qualify as performance-based compensation, the compensation must be payable solely on account of the satisfaction of pre-established performance goals which are set by an independent compensation committee and approved by the shareholders. Compensation will not be “performance-based” if it is payable, without regard to whether the performance goals are satisfied, on (i) involuntary termination or (ii) retirement.

Hologic believes that awards under the A&R 2008 Equity Incentive Plan subject to performance criteria will qualify for the performance-based compensation exception to the deductibility limit.

IRS Circular 230 Disclosure: To ensure compliance with United States Treasury Regulations governing tax practice, Hologic informs you that: Any United States tax advice contained in this discussion was not written to be used for and cannot be used for (i) purposes of avoiding any tax related penalties that may be imposed under United States federal tax law, or (ii) the promotion, marketing or recommending to another party of any transaction or matter addressed herein.

New Plan Benefits

Our directors and executive officers have a financial interest in this proposal because, if adopted, the A&R 2008 Equity Incentive Plan would increase the number of shares issuable to directors, executives and other employees under the 2008 Equity Incentive Plan, and the directors and executive officers are eligible participants thereunder.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This advisory vote on executive compensation is provided as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. At our Annual Meeting of Stockholders in March 2012 we held an advisory vote on executive compensation. Of those stockholders voting, on an advisory basis for or against the proposal, approximately 215.2 million shares (96%) voted to approve our executive compensation and approximately 8.0 million shares (4%) voted against approval.

As described in detail under the heading “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis,” our executive compensation programs are designed to help us attract and retain superior executive talent, while providing competitive and differentiated levels of pay based on corporate and individual performance that reinforce the alignment of the interests of the members of our executive management team with those of our stockholders. Please read “Compensation Discussion and Analysis” beginning on page 12 and “Compensation and Other Information Concerning Officers and Directors” beginning on page 37 for additional details about our executive compensation programs, including information about the fiscal 2012 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our named executive officers’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our named executive officers described in this proxy statement. To that end, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables), is hereby APPROVED.

The Company’s current policy is to provide stockholders with an opportunity to approve, on a non-binding advisory basis, the compensation of the named executive officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2014 annual meeting of stockholders.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on the approval of the executive compensation at our annual meeting is required to approve the executive compensation as disclosed in this proxy statement. Abstentions and broker “non-votes” will not have any effect on the proposal to approve executive compensation as disclosed in this proxy statement.

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or our Board. However, the Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders in their vote on this proposal, and will continue to consider the outcome of the vote when making future compensation decisions and policies regarding named executive officers.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of this resolution. Management proxy holders will vote all duly submitted proxies FOR ratification unless duly instructed otherwise.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young as the Company’s independent registered public accounting firm for fiscal 2013, and the Board is asking stockholders to ratify that selection. Although, current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Ernst & Young for ratification by stockholders as a matter of good corporate practice.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm at our annual meeting is required to ratify the appointment of Ernst & Young. Abstentions and broker “non-votes” will not have any effect on the proposal to ratify the appointment of Ernst & Young. If the stockholders do not ratify the selection of Ernst & Young, the Audit Committee will review the Company’s relationship with Ernst & Young and take such action as it deems appropriate, which may include continuing to retain Ernst & Young as the Company’s independent registered public accounting firm.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young, an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending September 28, 2013. Ernst & Young has continuously served as our independent registered public accounting firm since June 24, 2002. A representative of Ernst & Young will be available during the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following is a summary of the fees billed to us by Ernst & Young for professional services rendered for the fiscal years ended September 29, 2012 and September 24, 2011:

Fee Category	Fiscal 2012 Fees	Fiscal 2011 Fees
Audit Fees	$5,041,000	$3,474,700
Audit-Related Fees	$832,500	$18,000
Tax Fees	$1,692,300	$611,400
All Other Fees	$1,911,800	$2,800

Total Fees	$9,477,600	$4,106,900

Audit Fees. Consists of aggregate fees billed for professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of the interim consolidated financial statements included in our quarterly reports, international statutory audits and regulatory filings, consents and other services related to SEC filings, and accounting consultations that relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles. The fiscal 2012 audit fees included procedures related to Gen-Probe and related acquisition accounting, and other services in connection with the acquisition and related debt financing.

Audit-Related Fees. Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In fiscal 2012, these services related to due diligence activities in connection with our Gen-Probe acquisition.

Tax Fees. Consists of aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. In fiscal 2012 and 2011, these services included assistance regarding federal, state and international tax preparation, planning and consultation. Fiscal 2012 included additional services primarily related to the Gen-Probe acquisition, compliance with the medical device excise tax, and a deduction claimed related to the discontinuance of our Adiana product line. Fiscal 2012 and 2011 tax compliance fees aggregated $571,300 and $134,500, respectively.

All Other Fees. Fiscal 2012 fees consists of aggregate fees billed for debt structure advisory services and integration services related to the Gen-Probe acquisition. This category also includes the license of technical accounting software in fiscal 2012 and 2011.

During fiscal 2012 and 2011, there were no other fees for any services not included in the above categories.

The Audit Committee considers whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm, and has determined such services for fiscal 2012 and 2011 were compatible.

Audit Committee Policy on Pre-Approval of Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated authority to the chairperson of the Audit Committee to pre-approve services up to a designated amount. A summary of any new services pre-approved by the chairperson is reported to the full Audit Committee in connection with its next scheduled Audit Committee meeting.

The Audit Committee meets with representatives of the Ernst & Young periodically, but no less than quarterly throughout the year. The Audit Committee reviews audit, non-audit and tax services rendered by and the performance of Ernst & Young, as well as fees charged by Ernst & Young for such services. In engaging Ernst & Young for the services described above, the Audit Committee considered whether the provision of such services is compatible with maintaining Ernst & Young’s independence.

Report of Audit Committee of the Board of Directors

Pursuant to authority delegated by the Board, the Audit Committee is responsible for assisting the Board in its oversight of the integrity of our consolidated financial statements, the qualifications and independence of our independent registered public accounting firm, and our internal financial and accounting controls.

Management is responsible for the Company’s financial reporting process, including the responsibility to maintain and evaluate the effectiveness of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP or as to the independence of the independent registered public accounting firm. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The Audit Committee’s responsibilities are described in a written charter. A copy of the Audit Committee’s current charter is publicly available on the Company’s website at investors.hologic.com.

The Audit Committee met thirteen (13) times during fiscal 2012. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal audit function and our independent registered public accounting firm, Ernst & Young. The Audit Committee discussed with Ernst & Young the overall scope and plans for its audits and the Committee regularly met with Ernst & Young without the presence of management. Ernst & Young has unrestricted access to the Audit Committee.

The Audit Committee reviewed our audited financial statements for the fiscal year ended September 29, 2012, and discussed them with both management and Ernst & Young. The Audit Committee also discussed with management and Ernst & Young the process used to support certifications by our Chief Executive Officer and our Chief Financial Officer, which are required by the SEC and the Sarbanes-Oxley Act of 2002, to accompany our periodic filings with the SEC.

The Audit Committee also discussed with Ernst & Young the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance) and the Public Company Accounting Oversight Board rules and regulations, as currently in effect. Ernst & Young provided the Audit Committee with written disclosures and the letter required pursuant to the applicable requirements of the Public Company Accounting Oversight Board (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee discussed with Ernst & Young its independence from the Company.

When considering Ernst & Young’s independence, the Audit Committee considered whether its provision of services to the Company beyond those rendered in connection with its audits of our consolidated financial statements and internal control over financial reporting and review of our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q was compatible with Ernst & Young maintaining their independence. The Audit Committee also reviewed, among other things, the audit, non-audit and tax services performed by Ernst & Young, and approved the amount of all fees paid for such services.

Based on the review and discussions described above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended September 29, 2012. The Audit Committee has also approved the selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending September 28, 2013.

Respectfully Submitted by the

Audit Committee:

Nancy L. Leaming, Chairperson

David R. LaVance, Jr.

Lawrence M. Levy

Wayne Wilson

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as January 11, 2013 by: (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of our Common Stock; (2) each of our directors or nominees for director; (3) each of our executive officers named in the Summary Compensation Table on page 37; and (4) all of our directors, nominees for director and executive officers as a group.

Name and address of beneficial owner	Amount and nature of ownership (1)	Percentage of class (2)
Wellington Management Company, LLP (3) 280 Congress Street Boston, MA 02210	37,009,622	13.8%

Capital Research Global Investors (4) 333 South Hope Street Los Angeles, CA 90071	31,154,950	11.6%

BlackRock, Inc. (5) 40 East 52nd Street New York, NY 10022	30,728,556	11.5%

Robert A Cascella (6)	1,364,312	*

Glenn P. Muir (7)	1,673,910	*

David R. LaVance, Jr. (7)	155,028	*

Sally W. Crawford (7)	276,327	*

Nancy L. Leaming (7)	222,357	*

Lawrence W. Levy (7)	246,663	*

Christiana Stamoulis (7)	32,249	*

Elaine S. Ullian (7)	177,708	*

Wayne Wilson (7)	190,912	*

Mark J. Casey (7)	—	*

David P. Harding (7)	186,844	*

Carl W. Hull (7)	134,409	*

All directors, nominees for director and executive officers as a group (7)	5,244,146	1.9%

*	Less than one percent of the outstanding shares of our Common Stock.
(1)	The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.
(2)	Applicable percentage ownership as of January 11, 2013 is based upon 267,562,715 shares of our Common Stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares. Shares of our Common Stock subject to options currently exercisable or exercisable within 60 days after January 11, 2013 and RSUs covering shares of our Common Stock that vest within 60 days after January 11, 2013 are deemed outstanding for computing the percentage ownership of the person holding such options and RSUs, but are not deemed outstanding for computing the percentage ownership of any other person.
(3)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Wellington Management Company, LLP on June 11, 2012. As of May 31, 2012, Wellington Management Company LLP had shared dispositive power over 37,009,622 shares and shared voting power over 28,132,981 shares.

(4)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Capital Research Global Investors on February 9, 2012. As of December 30, 2011, Capital Research Global Investors had sole dispositive power over 31,154,950 shares and sole voting power over 31,154,950 shares.
(5)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 10, 2012. As of December 30, 2011, BlackRock, Inc. had sole dispositive power over 30,728,556 shares and sole voting power over 30,728,556 shares.
(6)	Includes options to purchase 1,143,074 shares of Common Stock held by Mr. Cascella and options to purchase 500 shares of Common Stock held by Mr. Cascella’s wife that are exercisable within 60 days after January 11, 2013, and 323 shares of Common Stock held by Mr. Cascella’s wife. Mr. Cascella disclaims beneficial ownership with respect to all shares of Common Stock and options to purchase shares of Common Stock held by his wife.
(7)	Includes the following shares of Common Stock subject to options exercisable within 60 days after January 11, 2013: Mr. Muir – 919,526; Mr. LaVance – 150,031; Ms. Crawford – 159,983; Ms. Leaming –179,983; Mr. Levy – 235,983; Ms. Stamoulis – 23,476; Ms. Ullian – 159,983; Mr. Wilson – 159,983; Mr. Casey – 0; Mr. Harding – 173,533; Mr. Hull – 134,409; and all current directors, nominees for directors and executive officers as a group – 3,847,046.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. To our knowledge, based solely on our review of the copies of such filings received by us, with respect to the period ended September 29, 2012, Section 16(a) filing requirements were met except for the following late filing: Dr. Soltani filed one late report for one transaction.

STOCKHOLDER PROPOSALS

Deadline for Submission of Stockholder Proposals and Recommendations for Director

Stockholder proposals for inclusion in our proxy materials for the 2014 annual meeting of stockholders must be received by us no later than September 20, 2013. These proposals must also meet the other requirements of the rules of the SEC and our bylaws.

Our bylaws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at our annual meeting without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals for our annual meeting of stockholders in 2014 must be received by our Secretary and with respect to proposals for the nomination of directors should be received by our Nominating and Corporate Governance Committee at 35 Crosby Drive, Bedford, MA 01730 not later than December 5, 2013 and must not have been received earlier than November 5, 2013 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. If a stockholder who wishes to present such a proposal fails to notify us within this time frame, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

Pursuant to our bylaws, the notice must set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) written consent to be named in the proxy statement and serve as director if so elected; (b) a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest held by the proposing stockholder or any beneficial owner on whose behalf the proposal is made; (c) proposing stockholder and/or beneficial owner information including, (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal with any of their affiliates or associates, and any others acting in concert with the foregoing, including in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding with respect to shares of our stock entered into by the date of such notice for the purposes of loss mitigation, risk management or derivation of benefit from share price changes and/or redistribution of voting power, (v) a representation that they are the holder of record, are entitled to vote, and intend to appear in person or by proxy and propose such business or nomination, (vi) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies or votes in support of the proposal, and (vii) any other information relating to such stockholder and/or beneficial owner required to be disclosed in filings made in connection with solicitation of proxies pursuant to the Securities Exchange Act of 1934, as amended. The stockholder can alternatively satisfy the notice requirement by submitting proposals in compliance with SEC requirements and inclusion of such proposal within a proxy statement prepared by us. Compliance with our bylaws shall be the exclusive means for a stockholder to make nominations or submit other business to the annual meeting (other than matters properly brought in compliance with the rules of the Securities Exchange Act of 1934, as amended).

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Hologic may elect to engage outside professionals to assist it in the distribution and solicitation of proxies at a fee to be borne by Hologic. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically provided in any such filing.

FINANCIAL MATTERS AND FORM 10-K REPORT

WE WILL PROVIDE EACH BENEFICIAL OWNER OF OUR SECURITIES WITH A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HOLOGIC, INC., 35 CROSBY DRIVE, BEDFORD, MA 01730. ALTERNATIVELY, A BENEFICIAL OWNER MAY ACCESS THE COMPANY’S ANNUAL REPORT ON FORM 10-K ON THE COMPANY’S WEBSITE AT investors.hologic.com.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MARCH 5, 2013: The Proxy Statement, the

Hologic Annual Report for the fiscal year ended September 29, 2012 and the

Proxy Card are available at www.proxyvote.com.

Appendix A

HOLOGIC, INC.

RECONCILIATION OF GAAP EPS AND NET (LOSS) INCOME TO NON-GAAP ADJUSTED EPS AND NET INCOME

(Unaudited)

(In thousands, except earnings per share)

	Year Ended September 29, 2012		Year Ended September 24, 2011
(LOSS) EARNINGS PER SHARE
GAAP (loss) earnings per share- Diluted	$(0.28)		$0.59
Adjustments to net income (as detailed below)	1.66		0.68

Non-GAAP adjusted earnings per share- Diluted	$1.38	(1)	$1.27	(1)

NET (LOSS) INCOME
GAAP net (loss) income	$(73,634)		$157,150
Adjustments:
Contingent revenue from Novartis collaboration	11,606		—
Amortization of intangible assets	273,900		235,790
Contingent consideration	119,497		11,986
Non-cash interest expense relating to convertible notes	68,532		72,908
Acquisition-related costs	45,633		2,316
Non-cash loss on convertible notes exchange	42,347		29,891
Restructuring and divestiture charges	17,036		(71)
Fair value write up of acquired inventory sold	19,918		3,298
Adiana closure costs	19,543		—
Impairment of goodwill	5,826		—
In-process research and development	4,500		—
Fair value adjustment for depreciation expense	2,503		—
Gain on sale of intellectual property, net	(12,424)		(84,502)
Other charges	452		3,215
Income tax effect of reconciling items	(177,478	)(2)	(96,500	)(3)

Non-GAAP adjusted net income	$367,757		$335,481

EXPLANATORY NOTES:

(1)	Non-GAAP adjusted earnings per share was calculated based on 266,795 and 264,305 weighted average diluted shares outstanding for the years ended September 29, 2012 and September 24, 2011 respectively.
(2)	To reflect an estimated annual effective tax rate of 34.0% on a non-GAAP basis.
(3)	To reflect an estimated annual effective tax rate of 33.2% on a non-GAAP basis.

A-1

Reconciliation of GAAP EPS and Net Income (Loss) to Non-GAAP Adjusted EPS and Net Income – continued

(unaudited)

Use of Non-GAAP Financial Measures:

The Company has used the following non-GAAP financial measures in this proxy statement: adjusted net income and adjusted EPS. The Company defines its non-GAAP adjusted net income and adjusted EPS to exclude: (i) the amortization of intangible assets; (ii) acquisition-related charges and effects, such as charges for contingent consideration (comprised of (a) adjustments for changes in the fair value of the contingent consideration liabilities initially recorded as part of the purchase price of an acquisition as required by GAAP, and (b) contingent consideration that is tied to continuing employment of the former stockholders and employees which is recorded as compensation expense), transaction costs, integration costs including retention, and credits and/or charges associated with the write-up of acquired inventory and fixed assets to fair value, and the effect of a reduction in revenue related to the write-up of acquired unbilled accounts receivable to fair value; (iii) non-cash interest expense related to amortization of the debt discount for convertible debt securities; (iv) divestiture and restructuring charges; (v) non-cash loss on exchange of convertible notes; (vi) litigation settlement charges (benefits); (vii) other-than-temporary impairment losses on investments; and (viii) other one-time, nonrecurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company’s core business results; and include income taxes related to such adjustments.

The Company believes the use of non-GAAP adjusted net income is useful to investors by eliminating certain of the more significant effects of its acquisitions and related activities, non-cash charges resulting from the application of GAAP to convertible debt instruments with cash settlement features, charges related to debt extinguishment losses, investment impairments, litigation settlements, and divestiture and restructuring initiatives. These measures also reflect how Hologic manages its businesses internally. In addition to the adjustments set forth in the calculation of the Company’s non-GAAP adjusted net income and adjusted EPS, its non-GAAP adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. As with the items eliminated in its calculation of non-GAAP adjusted net income, these items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. When analyzing the Company’s operating performance, investors should not consider these non-GAAP financial measures as a substitute for net (loss) income prepared in accordance with GAAP.

A-2

Appendix B

HOLOGIC, INC.

AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

1. Purpose and Eligibility. The purpose of this Amended and Restated 2008 Equity Incentive Plan (the “Plan”) of HOLOGIC, INC., a Delaware corporation (the “Company”), is to provide stock options, stock issuances and other equity interests in the Company (each, an “Award”) to (a) employees, officers, directors, consultants and advisors of the Company and its Parents and Subsidiaries, and (b) any other person who is determined by the Board to have made (or is expected to make) contributions to the Company. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 11.

2. Administration.

a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. The Board shall have authority, subject to the express limitations of the Plan, (i) to construe and determine the respective Stock Option Agreement (as defined below), Awards and the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, (iii) to determine the terms and provisions of the respective Stock Option Agreements and Awards, which need not be identical, (iv) to create sub-plans hereunder necessary to comply with laws and regulations of any foreign country in which the Company may seek to grant an Award to a person eligible under Section 1, and (v) to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration and interpretation of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any Stock Option Agreement or Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b. Appointment of Committee. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). If so delegated, all references in the Plan to the “Board” shall mean such Committee or the Board. The Compensation Committee of the Board of Directors is initially delegated all of the powers of the Board of Directors under the Plan, and shall continue to have such powers unless and until otherwise determined by the Board of Directors.

c. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

d. Applicability of Section Rule 16b-3. Notwithstanding anything to the contrary in the foregoing if, or at such time as, the Common Stock is or becomes registered under Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute, the Plan shall be administered in a manner consistent with Rule 16b-3 promulgated thereunder, as it may be amended from time to time, or any successor rules (“Rule 16b-3”), such that all subsequent grants of Awards hereunder to Reporting Persons, as hereinafter defined, shall be exempt under such rule. Those provisions of the Plan which make express reference to Rule 16b-3 or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16 (a) of the Exchange Act (a “Reporting Person”).

3. Stock Available for Awards.

a. Number of Shares. Subject to adjustment under Section 3(c), the (i) aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 21,500,000 (the “Available Shares”). If an Award granted under the Plan is (i) canceled, expires, forfeited, is settled in cash, settled by delivery of fewer shares of Common Stock than the number of shares of Common Stock underlying the award or option or otherwise is terminated without delivery of the shares of Common Stock to the holder of such award or option or (ii) or shares that were withheld from such an Award or separately surrendered by the Participant in payment of an exercise price or taxes relating to such an Award shall be deemed to constitute shares not delivered and will be available under the Plan for subsequent awards.

b. Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to receive, acquire or purchase more than 3,000,000 shares of Common Stock. No Participant may be granted an Annual Incentive Award (as defined below) in any fiscal year that exceeds four (4) times his or her base salary for that fiscal year.

c. Adjustment to Common Stock. Subject to Section 8, in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or similar event, (i) the number and class of Available Shares and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding Award shall be adjusted by the Company (or substituted Awards may be made if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. Any such adjustment to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards.

4. Stock Options.

a. General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws. Each Option will be evidenced by a Stock Option Agreement, consisting of a Notice of Stock Option Award and a Stock Option Award Agreement or such other form of documentation as may be approved by the Board (collectively, a “Stock Option Agreement”).

b. Incentive Stock Options. An Option that the Board intends to be an incentive stock option (an “Incentive Stock Option”) as defined in Section 422 of the Code, as amended, or any successor statute (“Section 422”), shall be granted only to an employee of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option” or “Nonqualified Stock Option.”

c. Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) (determined as of the respective date or dates of grant) of more than $100,000. The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Nonqualified Stock Options. For the purpose of this limitation, unless otherwise required by the Code or regulations of the Internal Revenue Service or determined by the Board, Options shall be taken into account in the order granted, and the Board may designate that portion of any Incentive Stock Option that shall be treated as Nonqualified Option in the event that the provisions of this paragraph apply to a portion of any Option. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.

d. Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement, provided, however, in no event may the per share exercise price of an Option be less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, then the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock on the date of grant. Notwithstanding anything herein to the contrary, except as provided in Section 2(c), without the prior approval of the Company’s stockholders, neither the Company nor the Board will take any action to amend or modify any Award to lower the Award, exercise or conversion price applicable to such Award or otherwise cancel an outstanding Award for the purpose of repricing, replacing or regranting such Award previously granted for cash or other consideration.

e. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Stock Option Agreement; provided, that the term of any Incentive Stock Option may not be more than ten (10) years from the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be no longer than five (5) years from the date of grant.

f. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Board in its sole and absolute discretion:

i.	by check payable to the order of the Company;

ii.	only if the Common Stock is then publicly traded, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

iii.	to the extent permitted in the applicable Stock Option Agreement, by delivery of shares of Common Stock owned by the Participant; or

iv.	payment of such other lawful consideration as the Board may determine.

Except as otherwise expressly set forth in a Stock Option Agreement, the Board shall have no obligation to accept consideration other than cash. The fair market value of any shares of the Company’s Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined in such manner as may be prescribed by the Board.

g. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company’s Common Stock is publicly traded under the Exchange Act, “Fair Market Value” shall mean (i) if the Common Stock is listed on any established stock exchange, its fair market value shall be the closing price for such stock on that date or the closing price as reported on NASDAQ; or (ii) if the Common Stock is traded in the over-the-counter securities market, then the average of the high bid and low bid quotations for the Common Stock as published in The Wall Street Journal. In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Board after taking into consideration all factors which it deems appropriate.

5. Restricted Stock.

a. Grants. The Board may (i) grant Awards to a Participant of restricted shares of Common Stock and shall determine the price, if any, to be paid by the Participant for each restricted share of Common Stock and (ii) shall provide the right of the Company to repurchase all or part of such shares at the issue price or other stated or formula price from the Participant in the event that the conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

b. Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6. Other Stock-Based Awards. The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards, performance stock, deferred stock, restricted stock units, shares of Common Stock not subject to any restrictions or other stock units. Prior to settlement or forfeiture, a restricted stock unit or other stock unit agreement may, at the Board’s discretion, provide a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one share of Common Stock while the restricted stock unit or other stock unit is outstanding. Dividend equivalents may be converted into additional stock units and may be made subject to the same conditions and restrictions as the stock units to which they attach.

7. Performance and Annual Incentive Awards.

a. Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Performance and Annual Incentive Award subject to performance conditions. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a Performance Award intended to qualify under Section 162(m) of the Code, shall be exercised by the Committee and not the Board. “Annual Incentive Awards” shall mean a cash Award subject to the attainment of performance goals over a performance period. “Performance Award” means a stock-based Award subject to the attainment of performance goals over a performance period.

b. Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award or Annual Incentive Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in Section 7. Nothing in this Section 7 shall preclude the Board from granting an Award or Annual Incentive Award under this Plan to a person, who is likely to be a Covered Employee or otherwise, that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code upon such terms and conditions as may be determined by the Board, without regard to the limitations set forth in this Section 7.

c. Performance Goals Generally. The performance goals for such Performance Awards or Annual Incentive Award shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards or Annual Incentive Award shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards or Annual Incentive Award granted to any one Participant or to different Participants.

d. Business Criteria. The Committee may establish performance goals that are measured either individually, alternatively or in any combination, applied to either the Company as a whole or to a specified subsidiary or business unit, and measured over a performance period, on an absolute basis or relative to a pre-established target to a previous year’s result or to a designated comparison group, in each case as specified by the Committee in the Award. The business criteria that may be used exclusively by the Committee in establishing performance goals for such an Award shall be the following: economic value added; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; cash flow; earnings per share; operating income; operating income before income taxes; net income; net income before income taxes; operating margin; ratio of debt to stockholder’s equity; reduction of debt, return on equity; return on assets; revenue; and total shareholder return; or any other individual Company business-related objective that is objectively determinable within the meaning of Section 162(m) and Treasury Regulations promulgated thereunder including, but, not limited to, market penetration, total market capitalization and enterprise value, business retention, new product generation, cost controls and targets (including costs of capital), customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, implementation of business process controls and recruiting and retaining personnel. For the avoidance of doubt, the performance goals associated with the business criteria can be measured on an absolute basis or relative to a group of companies, entities, or other forms of external benchmarks. In addition, geographical expansion and clinical and product developments or regulatory milestones may be utilized as performance goals. The business criteria relating to financial performance may be subject to adjustment, as determined by the Committee, including, without limitation, to remove the effect of (i) charges for restructurings and divestitures, asset impairments (including, but not limited to, goodwill, intangible assets, property, plant and equipment, inventory, in-process research and development, and cost-method investments) or discontinued operations, (ii) the payment of bonuses, (iii) non-cash charges such as the amortization of intangible assets or equity compensation, (iv) the effects of business combinations, including transaction, integration and retention costs, contingent consideration charges, the impact of fair value adjustments related to inventory, property, plant and equipment, and unbilled accounts receivable, (v) non-cash interest expense related to the amortization of the debt discount for convertible debt securities, (vi) gains/losses from the exchange or extinguishment of debt, (vii) litigation settlement charges and gains, (viii) items of gain, loss or expense, determined to be extraordinary or unusual in nature or infrequent in occurrence, (iv) items of gain, loss or expense related to the disposal or acquisition of a product-line, segment or business, or (x) items of gain, loss or expense related to any change in accounting principles during the applicable performance period. A “performance period” shall be a calendar year, fiscal year of the Company or other longer or shorter period designated by the Compensation Committee.

e. Timing For Establishing Performance Goals. Performance goals shall be established no later after 25% of a performance period has elapsed after the beginning of any performance period applicable to such Performance Awards or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

f. Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance Awards or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a performance period or settlement of Performance Awards or Annual Incentive Awards.

g. Written Determinations. All determinations by the Committee as to the establishment of performance goals and the achievement of performance goals relating to Performance Awards or Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. To the extent required to comply with Section 162(m) of the Code, the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

h. Status of Performance Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards or Annual Incentive Awards under this Section 7 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 7, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or Annual Incentive Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

8. General Provisions Applicable to Awards.

a. Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, except as the Board may otherwise determine or provide in an Award, other than an Incentive Stock Option, may be transferred pursuant to a qualified domestic relations order (as defined in Employee Retirement Income Security Act of 1974, as amended) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Award, which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

c. Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d. Additional Award Provisions. The Board may, in its sole discretion, include additional provisions in any Stock Option Agreement, Restricted Stock Award or other Award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Awards, or such other provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law; provided, however, that except as provided in Section 6, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any shares of Common Stock covered by his or her Award prior to the issuance of such shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), and except as provided in Sections 3(c) and 6, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such shares are issued.

e. Termination of Status. The Board shall determine the effect on an Award of the disability (as defined in Code Section 22(e)(3)), death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

f. Change of Control of the Company.

i.	Unless otherwise expressly provided in the applicable Stock Option Agreement or Restricted Stock Award or other Award, in connection with the occurrence of a Change in Control (as defined below), the Board shall, in its sole discretion as to any outstanding Award (including any portion thereof; on the same basis or on different bases, as the Board shall specify), take one or any combination of the following actions:

A. make appropriate provision for the continuation of such Award by the Company or the assumption of such Award by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Award either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change of Control, (y) shares of stock of the surviving or acquiring corporation, or (z) such other securities as the Board deems appropriate, the Fair Market Value of which shall not materially differ from the Fair Market Value of the shares of Common Stock subject to such Award immediately preceding the Change of Control (as determined by the Board in its sole discretion;

B. accelerate the date of exercise or vesting of such Award;

C. permit the exchange of such Award for the right to participate in any stock option or other employee benefit plan of any successor corporation;

D. provide for the repurchase of the Award for an amount equal to the difference of (i) the consideration received per share for the securities underlying the Award in the Change of Control minus (ii) the per share exercise price of such securities. Such amount shall be payable in cash or the property payable in respect of such securities in connection with the Change of Control. The value of any such property shall be determined by the Board in its discretion; or

E. Solely with respect to transactions described in Section 8(f)(i)(F)(c) below, provide for the termination of such Award immediately prior to the consummation of the Change of Control; provided that no such termination will be effective if the Change of Control is not consummated.

F. For the purpose of this Agreement, a “Change of Control” shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of voting stock of the Company (the “Voting Stock”); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of 20% or more of Voting Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Voting Stock, shall not constitute a Change in Control; or

(b) Any transaction which results in the Continuing Directors (as defined in the Certificate of Incorporation of the Company) constituting less than a majority of the Board of Directors of the Company; or

(c) The consummation of (i) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from the Merger (the “Resulting Corporation”) as a result of the individuals’ and entities’ shareholdings in the Company immediately prior to the consummation of the Merger and without regard to any of the individual’s and entities’ shareholdings in the Resulting Corporation immediately prior to the consummation of the Merger, (ii) a complete liquidation or dissolution of the Company, or (iii) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a subsidiary of the Company.

g. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company or termination of an Award under Section 8(f)(i)(E), the Board shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Board in its sole discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the shares of Common Stock covered by the Option or Award, including shares as to which the Option or Award would not otherwise be exercisable, which exercise may in the sole discretion of the Board, be made subject to and conditioned upon the consummation of such proposed transaction. In addition, the Board may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option or Award shall lapse as to all such shares of Common Stock, provided the proposed dissolution and liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate upon the consummation of such proposed action.

h. Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

i. Parachute Payments and Parachute Awards. Notwithstanding the provisions of Section 8(f), if, in connection with a Change of Control described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) and not otherwise paid for by the Company, then the number of Awards which shall become exercisable, realizable or vested as provided in such Section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the “Parachute Awards”); provided, however, that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Change of Control, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under

Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 7(i) shall be made by the Company.

j. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant; and provided further that without the prior approval of the Company’s stockholders, neither the Company nor the Board will take any action to amend or modify any Award to lower the Award, exercise or conversion price applicable to such Award or otherwise cancel an outstanding Award for the purpose of repricing, replacing or regranting such Award previously granted for cash or other consideration.

k. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules, or regulations.

l. Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a Change In Control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In addition, the Board may, in its sole discretion, and in all instances subject to any relevant tax and accounting considerations which may adversely impact or impair the Company, extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised.

m. Participation in Foreign Countries. The Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

9. Withholding. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an Award any federal, state, or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan or the purchase of shares subject to the Award. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee or recipient of an Award may elect to satisfy such obligation, in whole or in part, (a) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or the purchase of shares subject to an Award or (b) by delivering to the Company shares of Common Stock already owned by the optionee or Award recipient of an Award. The shares so delivered or withheld shall have a fair market value of the shares used to satisfy such withholding obligation as shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee or recipient of an Award who has made an election pursuant to this Section 9 may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

10. No Exercise of Option if Engagement or Employment Terminated for Cause. If the employment or engagement of any Participant is terminated “for Cause”, the Award may terminate, upon a determination of the Board, on the date of such termination and the Option shall thereupon not be exercisable to any extent whatsoever and the Company shall have the right to repurchase any shares of Common Stock subject to a Restricted Stock Award whether or not such shares have vested. For purposes of this Section 10, “for Cause” shall be defined as follows: (i) if the Participant has executed an employment agreement, the definition of “cause” contained therein, if any, shall govern, or (ii) if the Participant has not executed an employment agreement in which the definition of “cause” is provided, conduct, as determined by the Board of Directors, involving one or more of the following: (a) gross misconduct or inadequate performance by the Participant which is injurious to the Company; or (b) the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company; or (c) the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier, or other third party who has a business relationship with the Company) or the violation of any noncompetition or nonsolicitation covenant or assignment of inventions obligation with the Company; or (d) the commission of an act which constitutes unfair competition with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company (to the extent such restriction is enforceable under applicable state law; or (e) the indictment or conviction of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall adversely affect the Participant’s ability to perform such obligations; or (f) the commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or (g) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause. The Board may in its discretion waive or modify the provisions of this Section 10 at a meeting of the Board with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this Section 10.

11. Miscellaneous.

a. Definitions.

i.	“Company”, for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Hologic, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Hologic, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

ii.	“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

iii.	“Effective Date” means the date the Plan is approved by the Company’s stockholders.

iv.	“Employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit and Awards granted under this Plan will not constitute an element of damages in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Company to the Participant.

c. Compliance with Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the Participant, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulation. If at any time the

Company shall determine, in its discretion, that the listing, registration or qualification of any share subject to an Award up on any security exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Common Stock may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way effect the date of termination of the Award. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Common Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes that an Option shall not be exercised until the shares of Common Stock covered by such Option are registered or exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned up on the effectiveness of such registration or availability of such an exemption.

d. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

e. Effective Date and Term of Plan. This Plan was originally adopted on March 11, 2008. This amendment and restatement of the Plan is effective as of January 9, 2013 subject to ratification by the stockholders of the Company at the Annual Meeting of Stockholders to be held on March 5, 2013. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan is last approved by the stockholders, but Awards previously granted may extend beyond that date.

f. Amendment of Plan. The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever. An Amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements.

g. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

Approvals

Amended and Restated 2008 Equity Incentive Plan adopted by the Board of Directors on:	January 9, 2013

Amended and Restated 2008 Equity Incentive Plan approved by the Stockholders on:

HOLOGIC, INC. 35 CROSBY DRIVE BEDFORD, MA 01730

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M51521-P32020 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

HOLOGIC, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all the listed nominees:

1.	Election of Directors		☐	☐	☐
Nominees:
	01) David R. LaVance, Jr.	06) Lawrence M. Levy
	02) Robert A. Cascella	07) Christiana Stamoulis
	03) Glenn P. Muir	08) Elaine S. Ullian
	04) Sally W. Crawford	09) Wayne Wilson
05) Nancy L. Leaming
The Board of Directors recommends you vote FOR proposals 2-4:							For	Against	Abstain
2.	To approve the Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan.						☐	☐	☐
3.	A non-binding advisory resolution to approve executive compensation.						☐	☐	☐
4.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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M51522-P32020

HOLOGIC, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS March 5, 2013

The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated January 16, 2013 and hereby appoints Robert A. Cascella and Glenn P. Muir, each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of the Company to be held at 35 Crosby Drive, Bedford, Massachusetts 01730, on March 5, 2013 at 8:30 A.M., local time, and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. All previous proxies are hereby revoked.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Stockholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side